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                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                                SOLO CUP COMPANY


                             SOLO ACQUISITION CORP.


                                       and


                             SF HOLDINGS GROUP, INC.


                                      dated


                                December 22, 2003

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                                TABLE OF CONTENTS

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Index of Defined Terms........................................................................iv

ARTICLE I    THE MERGER; EFFECTIVE TIME; CLOSING...............................................1
             Section 1.1    The Merger.........................................................1
             Section 1.2    Effective Time.....................................................2
             Section 1.3    Closing............................................................2
             Section 1.4    Right to Revise Structure of Merger................................2

ARTICLE II   THE SURVIVING CORPORATION.........................................................2
             Section 2.1    Certificate of Incorporation.......................................2
             Section 2.2    By-laws............................................................2
             Section 2.3    Directors and Officers of the Surviving Corporation................2

ARTICLE III  CONVERSION OF SECURITIES..........................................................3
             Section 3.1    Conversion of Shares...............................................3
             Section 3.2    Appraisal Rights...................................................4
             Section 3.3    Exchange of Certificates...........................................5
             Section 3.4    Stock Options......................................................7
             Section 3.5    Warrants...........................................................9
             Section 3.6    Withholding Rights................................................10
             Section 3.7    Per Share Closing Consideration...................................10
             Section 3.8    Closing Consideration Amount......................................11
             Section 3.9    Determination of Effective Time Working Capital...................13
             Section 3.10   Payment of the Merger Consideration...............................14
             Section 3.11   Working Capital Adjustment........................................15
             Section 3.12   Deferred Payment Rights...........................................16

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................20
             Section 4.1    Organization......................................................20
             Section 4.2    Subsidiaries and Affiliates.......................................20
             Section 4.3    Capitalization....................................................22
             Section 4.4    Authorization; Validity of Agreement; Company Action..............24
             Section 4.5    Special Committee and Board Approvals.............................24
             Section 4.6    Consents and Approvals; No Violations.............................25
             Section 4.7    SEC Documents and Financial Statements............................25
             Section 4.8    Absence of Certain Changes........................................26
             Section 4.9    No Undisclosed Liabilities; Indebtedness..........................27
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             Section 4.10   Litigation........................................................28
             Section 4.11   Employee Benefit Plans; ERISA.....................................29
             Section 4.12   Taxes.............................................................33
             Section 4.13   Contracts.........................................................36
             Section 4.14   Real and Personal Property........................................38
             Section 4.15   Intellectual Property.............................................40
             Section 4.16   Related Party Transactions........................................43
             Section 4.17   Labor Matters.....................................................44
             Section 4.18   Compliance with Laws; Permits.....................................45
             Section 4.19   Assets............................................................46
             Section 4.20   Customers and Suppliers...........................................46
             Section 4.21   Environmental Matters.............................................46
             Section 4.22   Insurance.........................................................50
             Section 4.23   Information Statement.............................................51
             Section 4.24   Brokers...........................................................51
             Section 4.25   Full Disclosure...................................................51

ARTICLE V    REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..........................51
             Section 5.1    Organization......................................................51
             Section 5.2    Authorization; Validity of Agreement; Necessary Action............52
             Section 5.3    Consents and Approvals; No Violations.............................52
             Section 5.4    Brokers...........................................................52

ARTICLE VI   COVENANTS RELATING TO CONDUCT OF BUSINESS........................................53
             Section 6.1    Conduct of Business of the Company................................53
             Section 6.2    No Solicitation...................................................57

ARTICLE VII  ADDITIONAL AGREEMENTS............................................................58
             Section 7.1    Information Statement.............................................58
             Section 7.2    All Reasonable Efforts; Consents and Approvals....................58
             Section 7.3    Notification of Certain Matters...................................59
             Section 7.4    Access; Confidentiality...........................................59
             Section 7.5    Publicity.........................................................60
             Section 7.6    Indemnification...................................................61
             Section 7.7    Takeover Laws.....................................................61
             Section 7.8    Exchangeable Preferred Stock......................................61
             Section 7.9    Notes.............................................................62
             Section 7.10   Newcup Notes......................................................63
             Section 7.11   Subordinated Note.................................................64
             Section 7.12   Financial Statements; Financing...................................64
             Section 7.13   Certain Other Agreements..........................................64
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ARTICLE VIII CONDITIONS.......................................................................66
             Section 8.1    Conditions to Each Party's Obligation to Effect the Merger........66
             Section 8.2    Conditions to the Company's Obligation to Effect the Merger.......66
             Section 8.3    Conditions to Parent's and Merger Sub's Obligations to
                            Effect the Merger.................................................67

ARTICLE IX   TERMINATION......................................................................71
             Section 9.1    Termination.......................................................71
             Section 9.2    Effect of Termination.............................................73

ARTICLE X    INDEMNIFICATION..................................................................73
             Section 10.1   Indemnification...................................................73
             Section 10.2   Adjustment to Deferred Payment Retention..........................75

ARTICLE XI   MISCELLANEOUS....................................................................77
             Section 11.1   Stockholders' Representative......................................77
             Section 11.2   Amendment and Modification........................................78
             Section 11.3   Expenses..........................................................78
             Section 11.4   Notices...........................................................78
             Section 11.5   Interpretation....................................................80
             Section 11.6   Jurisdiction......................................................80
             Section 11.7   Service of Process................................................80
             Section 11.8   Specific Performance..............................................80
             Section 11.9   Counterparts......................................................81
             Section 11.10  Entire Agreement; No Third-Party Beneficiaries....................81
             Section 11.11  Severability......................................................81
             Section 11.12  Governing Law.....................................................81
             Section 11.13  Headings..........................................................81
             Section 11.14  Waivers...........................................................82
             Section 11.15  Assignment........................................................82
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                                       iii
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                             INDEX OF DEFINED TERMS

                           NOT PART OF THIS AGREEMENT

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Defined Term                                                                         Section No.
------------                                                                         -----------
2007 Notes................................................................................7.9(b)
2007 Notes Indenture......................................................................7.9(b)
2008 Notes...................................................................... ...........7.10
AAA......................................................................................10.2(d)
Acquisition Proposal......................................................................6.2(a)
Adjusted Aggregate Merger Consideration...................................................3.8(b)
Adjusted Option Shares....................................................................3.4(e)
Aggregate Merger Consideration............................................................3.8(b)
Agreed Rate..............................................................................3.11(a)
Agreement...............................................................................Recitals
Aircraft..................................................................................4.9(c)
Arbitrator...............................................................................10.2(d)
Business Intellectual Property.......................................................4.15(a)(vi)
CERCLA...............................................................................4.21(b)(vi)
CERCLIS..............................................................................4.21(b)(ix)
Certificate of Merger........................................................................1.2
Certificates..............................................................................3.3(b)
Claim Notice.............................................................................10.2(a)
Class A Common Stock......................................................................3.1(a)
Class B Common Stock......................................................................3.1(a)
Class B Preferred Stock...................................................................4.3(a)
Class B Series 1 Preferred Stock..........................................................4.3(a)
Class B Series 2 Preferred Stock..........................................................4.3(a)
Class B Series 2 Preferred Stock Merger Consideration.....................................3.1(b)
Class B Series 3 Preferred Stock..........................................................4.3(a)
Class B Series 3 Preferred Stock Merger Consideration.....................................3.1(c)
Class C Common Stock......................................................................3.1(a)
Class D Common Stock......................................................................3.1(a)
Closing......................................................................................1.3
Closing Adjustment Deferred Payment..................................................3.12(g)(ii)
Closing Adjustment Deferred Payment Amount............................................3.12(g)(i)
Closing Adjustment Deferred Payment Date.................................................3.12(b)
Closing Consideration Amount..............................................................3.8(b)
Closing Working Capital Statement.........................................................3.9(a)
Code..................................................................................4.11(b)(v)
Collective Bargaining Agreement..........................................................4.13(b)
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Commercial Rules.........................................................................10.2(d)
Common Stock..............................................................................3.1(a)
Company.................................................................................Recitals
Company Agreements...........................................................................4.6
Company Board of Directors..............................................................Recitals
Company Disclosure Schedule...........................................................Article IV
Company Material Adverse Change..............................................................4.8
Company Material Adverse Effect..............................................................4.8
Company Permits..........................................................................4.18(b)
Company Subsidiary........................................................................4.2(a)
Confidentiality Agreement....................................................................7.4
Converted Share Number....................................................................3.7(a)
Copyrights..........................................................................4.15(a)(iii)
D&O Insurance.............................................................................7.6(b)
Delaware Courts.............................................................................11.6
Deferred Payment Retention................................................................3.8(b)
Deferred Payment Right...................................................................3.12(a)
Deposit.................................................................................Recitals
Deposit Escrow Agreement................................................................Recitals
DGCL....................................................................................Recitals
Dissenting Shares.........................................................................3.2(a)
Effective Time...............................................................................1.2
Emerald Lady..............................................................................4.9(c)
Emerald Lady Loan Agreement...............................................................4.9(c)
Encumbrances..............................................................................4.2(a)
Environmental Claim..................................................................4.21(a)(ii)
Environmental Laws....................................................................4.21(a)(i)
ERISA....................................................................................4.11(a)
ERISA Affiliate..........................................................................4.11(a)
Estimated Working Capital..............................................................3.8(c)(i)
Estimated Working Capital Statement.......................................................3.8(a)
Exchange Act..............................................................................4.7(a)
Exchangeable Preferred Stock..............................................................4.3(a)
Exchangeable Preferred Stock Merger Consideration.........................................3.1(d)
Exchangeable Preferred Stock Offer........................................................7.8(a)
Exchangeable Preferred Stock Purchase Price...............................................7.8(a)
Final Closing Working Capital Statement...................................................3.9(c)
Final Deferred Payment...............................................................3.12(g)(ix)
Final Working Capital....................................................................3.11(a)
Financial Statements......................................................................4.7(b)
FIRPTA Certificate........................................................................8.3(o)
First Deferred Payment...............................................................3.12(g)(iv)
First Deferred Payment Amount.......................................................3.12(g)(iii)
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First Deferred Payment Date..............................................................3.12(c)
Foreign Plan.............................................................................4.11(q)
GAAP......................................................................................3.8(a)
Guaranty Agreement..........................................................................7.10
Guaranty Fee Agreement....................................................................4.9(b)
GUST..................................................................................4.11(b)(v)
Governmental Entity..........................................................................4.6
Hazardous Substances................................................................4.21(a)(iii)
HSR Act......................................................................................4.6
Indebtedness..............................................................................4.9(a)
Indemnified Party........................................................................10.2(a)
Indemnity Termination Date...............................................................10.1(d)
Information Statement........................................................................7.1
Intellectual Property....................................................................4.15(a)
In-the-Money Option.......................................................................3.4(a)
Inventory Date............................................................................3.8(a)
IP License Agreements....................................................................4.15(d)
Leases...................................................................................4.13(o)
Leased Real Property.....................................................................4.14(c)
Listed Company Agreements...................................................................4.13
Losses...................................................................................10.1(a)
Merger.......................................................................................1.1
Merger Sub..............................................................................Recitals
Multiemployer Plan.......................................................................4.11(a)
Neutral Auditor...........................................................................3.9(c)
Newcup Arrangements.........................................................................7.10
Newcup Notes................................................................................7.10
Newcup Option Agreement.....................................................................7.10
Notes.....................................................................................7.9(b)
Note Purchase Agreement.....................................................................7.10
NPL..................................................................................4.21(b)(ix)
Option....................................................................................3.4(a)
Option Consideration......................................................................3.4(a)
Owned Real Property......................................................................4.14(c)
Parent..................................................................................Recitals
Patents..............................................................................4.15(a)(ii)
Paying Agent..............................................................................3.3(a)
PBGC.....................................................................................4.11(c)
Per Share Closing Consideration...........................................................3.7(a)
Person....................................................................................4.2(a)
Plans....................................................................................4.11(a)
Preferred Stock...........................................................................4.3(a)
Proprietary Software.....................................................................4.15(c)
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Real Property............................................................................4.14(c)
Real Property Lease......................................................................4.13(o)
Reference Price...........................................................................3.4(d)
Remaining Deferred Payment Retention Amount..............................................3.12(f)
Resolution Period.........................................................................3.9(b)
Retention Escrow Agreement...............................................................3.10(a)
SEC.......................................................................................4.7(a)
SEC Documents.............................................................................4.7(a)
Second Deferred Payment..............................................................3.12(g)(vi)
Second Deferred Payment Amount........................................................3.12(g)(v)
Second Deferred Payment Date.............................................................3.12(d)
Securities Act............................................................................4.7(a)
Senior Secured Notes......................................................................7.9(a)
Senior Secured Notes Indenture............................................................7.9(a)
Shares....................................................................................3.3(a)
Sherwood Facility........................................................................7.13(d)
SIP.......................................................................................3.4(a)
Software.............................................................................4.15(a)(iv)
Special Committee.......................................................................Recitals
Stockholders' Representative.............................................................11.1(a)
Subordinated Note...........................................................................7.11
Subordinated Note Purchase Agreement........................................................7.11
Subsidiary................................................................................4.2(a)
Surviving Corporation........................................................................1.1
Target Working Capital.................................................................3.8(c)(i)
Tax.........................................................................................4.12
Taxes.......................................................................................4.12
Tax Return..................................................................................4.12
Termination Date......................................................................9.1(b)(ii)
Title IV Plans...........................................................................4.11(a)
Third Deferred Payment.............................................................3.12(g)(viii)
Third Deferred Payment Amount.......................................................3.12(g)(vii)
Third Deferred Payment Date..............................................................3.12(e)
Trade Secrets.........................................................................4.15(a)(v)
Trademarks............................................................................4.15(a)(i)
Voting Debt...............................................................................4.3(b)
WARN Act.................................................................................4.17(g)
Warrant Agreement............................................................................3.5
Warrants.....................................................................................3.5
Working Capital..........................................................................3.11(b)
Working Capital Payment..................................................................3.11(a)
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                                       vii
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                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated December 22, 2003, by and among Solo Cup Company, an Illinois corporation ("PARENT"), Solo Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and SF Holdings Group, Inc., a Delaware corporation (the "COMPANY").

     WHEREAS, each of the board of directors of the Company (the "COMPANY BOARD OF DIRECTORS") and a special committee of the Company Board of Directors composed entirely of independent directors (the "SPECIAL COMMITTEE") has unanimously declared and determined that the Merger is advisable, fair to and in the best interests of the stockholders of the Company, and the Company Board of Directors has approved this Agreement and the transactions contemplated hereby; and

     WHEREAS, this Agreement has been adopted by the stockholders of the Company in accordance with Section 251 and Section 228 of the General Corporation Law of the State of Delaware ("DGCL"); and

     WHEREAS, the board of directors of Merger Sub has approved this Agreement and the transactions contemplated hereby, and this Agreement has been adopted by the sole stockholder of Merger Sub; and

     WHEREAS, the Company and Parent have entered into that certain Deposit Escrow Agreement of an even date herewith (the "DEPOSIT ESCROW AGREEMENT"), and Parent has deposited with the Escrow Agent $10 million (the "DEPOSIT") pursuant thereto.

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                       THE MERGER; EFFECTIVE TIME; CLOSING

          Section 1.1 THE MERGER. Subject to the terms and conditions of this Agreement and in accordance with the DGCL, at the Effective Time, the Company and Merger Sub shall consummate a merger (the "MERGER") pursuant to which (i) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease and (ii) the Company shall be the surviving corporation in the Merger. The Merger shall have the effects set forth in the DGCL. The corporation surviving the Merger is sometimes hereinafter referred to as the "SURVIVING CORPORATION."

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          Section 1.2   EFFECTIVE TIME. Subject to the terms and conditions of
this Agreement, Parent, Merger Sub and the Company shall cause an appropriate certificate of merger (the "CERTIFICATE OF MERGER") to be executed and filed on the date of the Closing with the Secretary of State of the State of Delaware as provided in the DGCL. The Merger shall become effective on the date and time on which the Certificate of Merger has been filed with the Secretary of State of the State of Delaware, or such later date as agreed upon by the parties and specified in the Certificate of Merger, such time being hereinafter referred to as the "EFFECTIVE TIME."

          Section 1.3 CLOSING. The closing of the Merger (the "CLOSING") will take place (a) at the offices of Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Chicago, Illinois at 10:00 a.m., Chicago time, as soon as reasonably practicable after the satisfaction or waiver of all of the conditions set forth in Article VIII or (b) at such other place, time and date as Parent and the Company may agree.

          Section 1.4 RIGHT TO REVISE STRUCTURE OF MERGER. At Parent's election, the Merger may alternatively be structured so that another direct or indirect wholly-owned Subsidiary of Parent is merged with and into the Company. In the event of such an election by Parent, the Company agrees to execute such documentation as may be reasonably requested by Parent to reflect such election.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

          Section 2.1 CERTIFICATE OF INCORPORATION. The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall upon the Effective Time be amended and restated in full to read as set forth in Exhibit 2.1 and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation.

          Section 2.2 BY-LAWS. The by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation, except as to the name of the Surviving Corporation, which shall be SF Holdings Group, Inc.

          Section 2.3 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, in each case until

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their respective successors shall have been duly elected, designated and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws.

                                   ARTICLE III

                            CONVERSION OF SECURITIES

          Section 3.1 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of stockholders of the Company or Merger Sub:

               (a) Each share of (i) Class A Common Stock, par value $.001 per share, of the Company (the "CLASS A COMMON STOCK"), (ii) Class B Common Stock, par value $.001 per share, of the Company (the "CLASS B COMMON STOCK"), (iii) Class C Common Stock, par value $.001 per share, of the Company (the "CLASS C COMMON STOCK") and (iv) Class D Common Stock, par value $.001 per share, of the Company (the "CLASS D COMMON STOCK" and collectively with the Class A Common Stock, the Class B Common Stock, and the Class C Common Stock, the "COMMON STOCK")) issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares) shall be canceled and shall be converted automatically into the right to receive the Per Share Closing Consideration and the Deferred Payment Right upon surrender, in the manner provided in Section 3.3, of the certificate that formerly evidenced such share of Common Stock.

               (b) Each share of Class B Series 2 Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares) shall be canceled and shall be converted automatically into the right to receive (i) a cash payment, without interest, equal to the product of (A) the number of shares of Common Stock into which such share of Class B Series 2 Preferred Stock is convertible immediately prior to the Effective Time and (B) the Per Share Closing Consideration and (ii) the number of Deferred Payment Rights equal to the number of shares of Common Stock into which such share of Class B Series 2 Preferred Stock is convertible immediately prior to the Effective Time (collectively, the "CLASS B SERIES 2 PREFERRED STOCK MERGER CONSIDERATION") upon surrender, in the manner provided in Section 3.3, of the certificate that formerly evidenced such share of Class B Series 2 Preferred Stock.

               (c) Each share of Class B Series 3 Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares) shall be canceled and shall be converted automatically into the right to receive an amount in cash equal to the sum of (i) the liquidation preference associated with such share of Class B Series 3 Preferred Stock (i.e., $5,000,000) plus (ii)

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accrued and unpaid dividends on such share of Class B Series 3 Preferred Stock
(the "CLASS B SERIES 3 PREFERRED STOCK MERGER CONSIDERATION"), payable, without interest, to the holder of such share of Class B Series 3 Preferred Stock, upon surrender, in the manner provided in Section 3.3, of the certificate that formerly evidenced such share of Class B Series 3 Preferred Stock.

               (d) Each share of Exchangeable Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares) shall be canceled and shall be converted automatically into the right to receive an amount in cash equal to the Exchangeable Preferred Stock Purchase Price (the "EXCHANGEABLE PREFERRED STOCK MERGER CONSIDERATION"), payable, without interest, to the holder of such share of Exchangeable Preferred Stock, upon surrender, in the manner provided in Section 3.3, of the certificate that formerly evidenced such share of Exchangeable Preferred Stock.

               (e) Each share of Common Stock and Preferred Stock held in the treasury of the Company immediately prior to the Effective Time and each share of Common Stock and Preferred Stock owned by Parent or any of its Subsidiaries or any Company Subsidiary immediately prior to the Effective Time shall be canceled without any conversion thereof, and no payment or distribution shall be made with respect thereto.

               (f) Each share of common stock of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and all such shares of Surviving Corporation common stock shall constitute the only outstanding shares of the Surviving Corporation immediately after the Effective Time.

          Section 3.2   APPRAISAL RIGHTS.

               (a) Notwithstanding anything in this Agreement to the contrary, shares of Common Stock, Class B Series 2 Preferred Stock, Class B Series 3 Preferred Stock and Exchangeable Preferred Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has complied with Section 262 of the DGCL ("DISSENTING SHARES") shall not, in the case of shares of Common Stock, be converted into a right to receive the Per Share Closing Consideration and the Deferred Payment Right, or in the case of shares of Class B Series 2 Preferred Stock, be converted into the right to receive the Class B Series 2 Preferred Stock Merger Consideration, or in the case of shares of Class B Series 3 Preferred Stock, be converted into a right to receive the Class B Series 3 Preferred Stock Merger Consideration, or in the case of the Exchangeable Preferred Stock, be converted into the right to receive the Ex-

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changeable Preferred Stock Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his or her right to appraisal. A holder of Dissenting Shares shall be entitled to receive payment from the Surviving Corporation of the appraised value of such shares held by him or her in accordance with Section 262 of the DGCL, unless, after the Effective Time, such holder fails to perfect or withdraws or loses his or her right to appraisal, in which case shares of Common Stock shall be converted into and represent only the right to receive the Per Share Closing Consideration and the Deferred Payment Right, without interest thereon, upon surrender of the certificate or certificates representing such shares pursuant to Section 3.3, shares of Class B Series 2 Preferred Stock shall be converted into and represent only the right to receive the Class B Series 2 Preferred Stock Merger Consideration, without interest thereon, upon surrender of the certificate or certificates representing such shares pursuant to Section 3.3, shares of Class B Series 3 Preferred Stock shall be converted into and represent only the right to receive the Class B Series 3 Preferred Stock Merger Consideration, without interest thereon, upon surrender of the certificate or certificates representing such shares pursuant to Section 3.3, and shares of Exchangeable Preferred Stock shall be converted into and represent only the right to receive the Exchangeable Preferred Stock Merger Consideration, without interest thereon, upon surrender of the certificate or certificates representing such shares pursuant to Section 3.3.

               (b) The Company shall give Parent prompt notice of any written demands for appraisal, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights of appraisal. Parent shall have the right to participate in and to control all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any demands for appraisal.

          Section 3.3   EXCHANGE OF CERTIFICATES.

               (a) Prior to the Effective Time, Parent shall designate The Bank of New York (or another entity reasonably acceptable to the Company) as paying agent (the "PAYING AGENT") for the holders of shares of Common Stock and Preferred Stock (collectively, the "SHARES") in connection with the Merger and to receive the funds to which holders of Shares shall become entitled pursuant to Section 3.1. The Paying Agent shall also make all payments with respect to the Deferred Payment Rights in accordance with the terms of this Agreement.

               (b) On or after the Effective Time, the Parent shall instruct the Paying Agent to mail or deliver to each holder of record of Shares whose Shares were converted pursuant to Section 3.1 into the right to receive the Per Share Closing Consideration and the Deferred Payment Right, the Class B Series 2 Preferred Stock

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Merger Consideration, the Class B Series 3 Preferred Stock Merger Consideration,
or the Exchangeable Preferred Stock Merger Consideration, as applicable, (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Shares shall pass, only upon delivery to the Paying Agent of the certificates evidencing ownership thereof (the "CERTIFICATES") and which, with respect to holders of shares of Common Stock and Class B Series 2 Preferred Stock, shall contain the agreement and acknowledgment of the holder of such Certificates that such holder approves (A) the Escrow Agreement and all of the arrangements relating thereto and (B) the appointment of the Stockholders' Representative in accordance with the terms of this Agreement and (ii) instructions for effecting the surrender of the Certificates in exchange for the Per Share Closing Consideration and the Deferred Payment Right, the Class B Series 2 Preferred Stock Merger Consideration, the Class B Series 3 Preferred Stock Merger Consideration or the Exchangeable Preferred
Stock Merger Consideration, as applicable. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Per Share Closing Consideration and the Deferred Payment Right for each share of Common Stock formerly represented by such Certificate, the Class B Series 2 Preferred Stock Merger Consideration for each share of
Class B Series 2 Preferred Stock formerly represented by such Certificate, the Class B Series 3 Preferred Stock Merger Consideration for each share of Class B Series 3 Preferred Stock formerly represented by such Certificate, and the Exchangeable Preferred Stock Merger Consideration for each share of Exchangeable Preferred Stock formerly represented by such Certificate, as applicable, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 3.3, each Certificate shall be deemed from and after the Effective Time to represent only the right to receive the Per Share Closing Consideration and the Deferred Payment Right, the Class B Series 2 Preferred Stock Merger Consideration, the Class B Series 3 Preferred Stock
Merger Consideration, or the Exchangeable Preferred Stock Merger Consideration, as applicable.

               (c) TRANSFER BOOKS; NO FURTHER OWNERSHIP RIGHTS IN SHARES. At the Effective Time, the share records of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Common Stock or Preferred Stock on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of shares of Common Stock or Preferred Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as otherwise provided for in this Agreement or by applicable law. If, after the Effective Time, any certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article III.

               (d) LOST OR STOLEN SHARES. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Per Share Closing Consideration and the Deferred Payment Right, the Class B Series 2 Preferred Stock Merger Consideration, the Class B Series 3 Preferred Stock Merger Consideration, or the Exchangeable Preferred Stock Merger Consideration, as applicable, in respect thereof pursuant to this Agreement.

               (e) TERMINATION OF FUND; NO LIABILITY. At any time following six months after such funds were deposited or made available to the Paying Agent, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any such funds (including any interest received with respect thereto) that have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to applicable abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Per Share Closing Consideration or any payment with respect to the Deferred Payment Right, the Class B Series 2 Preferred Stock Merger Consideration, the Class B Series 3 Preferred Stock Merger Consideration, the Exchangeable Preferred Stock Merger Consideration, as applicable, with respect to their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for the Per Share Closing Consideration or any payment with respect to the Deferred Payment Right, the Class B Series 2 Preferred Stock Merger Consideration, the Class B Series 3 Preferred Stock Merger Consideration, or the Exchangeable Preferred Stock Merger Consideration, as applicable, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          Section 3.4   STOCK OPTIONS.

               (a) Each option to purchase Common Stock under the Company Share Incentive Plan (the "SIP") or otherwise granted by the Company outside of the SIP (each, an "OPTION") that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall, effective as of the Effective Time, (i) in the case of an Option whose exercise price per share is equal to or greater than the Reference Price, be cancelled and no payment or distribution shall be made with respect thereto or (ii) in the case of an Option whose exercise price per share is less than the Reference Price (each, an "IN-THE-MONEY OPTION"), be cancelled in exchange for (A) a cash payment to be paid by the Company, without interest, as soon as practicable following the Effective Time equal to the product of (1) the Adjusted Option Shares subject to such In-the-Money Option and (2) the Per

Share Closing Consideration and (B) the number of Deferred Payment Rights equal to the Adjusted Option Shares subject to such In-the-Money Option (collectively, the "OPTION CONSIDERATION"). As a condition to the receipt of the Option Consideration, the holder of the applicable Option shall execute the consent referred to in Section 3.4(b).

               (b) Prior to the Effective Time, the Company shall (i) obtain written consents from holders of Options to the treatment of such Options as set forth in Section 3.4(a) (which consent shall include a release reasonably satisfactory to Parent and, in the case of holders of In-the-Money Options, an agreement and acknowledgment that the holder of such In-the-Money Option approves (A) the Escrow Agreement and all of the arrangements relating thereto and (B) the appointment of the Stockholders' Representative in accordance with the terms of this Agreement) and (ii) terminate and/or amend, in a manner reasonably acceptable to Parent, the terms of the SIP or any arrangements or other agreements entered into thereunder, in each case as is necessary to give effect to the provisions of Section 3.4(a).

               (c) Prior to the Effective Time, (i) the Company shall cause the SIP to be terminated as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of or any equity securities in the Company or any Company Subsidiary to be deleted as of the Effective Time, and (ii) the Company shall take all action necessary to ensure that the treatment of Options as provided in
Section 3.4(a) extinguishes all rights of participants under the SIP and such plans, programs and arrangements to receive equity securities of the Company or any Company Subsidiary and that following the Effective Time no such participant shall have any right thereunder to acquire equity securities of the Surviving Corporation, Parent or any of their respective Subsidiaries.

               (d)  "REFERENCE PRICE" shall be calculated as follows:

                    (i) If there are no Options whose exercise price per share is less than Reference Price(1) (as defined on Exhibit 3.4(d)), the Reference Price shall be an amount in cash equal to Reference Price(1).

                    (ii) If there are Options whose exercise price per share is less than Reference Price(1), the Reference Price shall be an amount in cash equal to Reference Price(2) (as defined on Exhibit 3.4(d)) unless there are Options that were included in the calculation of Reference Price(2) whose exercise price is greater than Reference Price(2).

                    (iii) If there are Options that were included in the calculation of Reference Price(2) whose exercise price per share is greater than Reference Price(2), the Reference Price shall be an amount in cash equal to Reference Price(3) (as defined on Exhibit 3.4(d)) unless there are Options that were included in the calculation of Reference Price(3) whose exercise price is greater than Reference Price(3).

                    (iv) If there are Options that were included in the calculation of Reference Price(3) whose exercise price per share is greater than Reference Price(3), the Reference Price shall be an amount in cash equal to Reference Price(4) (as defined on Exhibit 3.4(d)) unless there are Options that were included in the calculation of Reference Price(3) whose exercise price is greater than Reference Price(4).

                    (v) If there are Options that were included in the calculation of Reference Price(4) whose exercise price per share is greater than Reference Price(4), the Reference Price shall be an amount in cash equal to Reference Price(5) (as defined on Exhibit 3.4(d)).

               (e) With respect to each In-the-Money Option, the term "ADJUSTED OPTION SHARES" shall mean the number of shares of Common Stock equal to the product of (1) the number of shares of Common Stock subject to such In-the-Money Option immediately prior to the Effective Time and (2) (a) the excess of the Reference Price over the exercise price per share of such In-the-Money Option divided by (b) the Reference Price.

          Section 3.5 WARRANTS. At and after the Effective Time, each of the warrants of the Company to purchase Class C Common Stock (the "WARRANTS") governed by the Warrant Agreement, dated as of January 26, 2002 between the Company and Jefferies & Company, Inc., as amended (the "WARRANT AGREEMENT"), that are issued and outstanding shall, pursuant to the terms of the Warrant Agreement, represent the right, upon exercise thereof in accordance with the terms of the Warrant Agreement and Warrant (including payment of the applicable exercise price), to receive (i) a cash payment, without interest, equal to the product of (A) the number of shares of Class C Common Stock subject to such Warrant immediately prior to the Effective Time and (B) the Per Share Closing Consideration and (ii) the number of Deferred Payment Rights equal to the number of shares of Class C Common Stock subject to such Warrant immediately prior to the Effective Time. The cash payment shall be reduced, as appropriate, if the holder of the Warrant elects to make a "Net Exercise" (as defined in the Warrant Agreement) or if in lieu of exercise, surrenders such Warrant to the Company for cancellation (and releases the Company from any further obligations with respect to such Warrant) for the foregoing consideration. As a condition to the receipt of any consideration provided in this

Section 3.5, each holder of a Warrant shall agree and acknowledge in writing that such holder approves (A) the Escrow Agreement and all of the arrangements relating thereto and (B) the appointment of the Stockholders' Representative in accordance with the terms of this Agreement.

          Section 3.6 WITHHOLDING RIGHTS. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article III such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares in respect of which the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

          Section 3.7   PER SHARE CLOSING CONSIDERATION.

               (a) "PER SHARE CLOSING CONSIDERATION" shall mean an amount in cash equal to (i) the sum of Closing Consideration Amount plus the aggregate exercise price of all Warrants divided by (ii) the sum of (A) number of shares of Common Stock outstanding immediately prior to the Effective Time, (B) the aggregate number of shares of Common Stock issuable upon conversion of all the shares of Class B Series 2 Preferred Stock outstanding immediately prior to the Effective Time, (C) the aggregate Adjusted Option Shares subject to all In-the-Money Options immediately prior to the Effective Time and (D) the aggregate number of shares of Class C Common Stock subject to all the Warrants immediately prior to the Effective Time (such sum, the "CONVERTED SHARE NUMBER").

               (b) The Company understands and agrees that the Reference Price and the Per Share Closing Consideration is calculated based upon the accuracy of the representations and warranties set forth in Section 4.3 and that, in the event the number of outstanding Company shares or Company shares issuable upon the conversion of securities or the exercise of Options, Warrants or other agreements exceeds the amounts specifically set forth in Section 4.3 (including as a result of any stock split, reverse stock split, stock dividend, including any dividend or distribution of securities convertible into stock or stock equivalent of the Company, recapitalization, or other like change occurring after the date of this Agreement) or if the exercise price of any Option is in any way different from the amount specifically set forth in Section 4.3(c) of the Company Disclosure Schedule, the Reference Price and Per Share Closing Consideration shall be appropriately adjusted. Notwithstanding anything to the contrary contained herein, the aggregate amount of consideration payable in respect of Common Stock, Class B Series 2 Preferred Stock, Options, Warrants or other equity equivalents (other than the Class B Series 3 Preferred Stock and Exchangeable Preferred Stock) under the terms of this Agreement shall in all events equal the Adjusted Aggregate Merger Consideration, plus or minus, as appropriate, any adjustments pursuant to Section 3.11(a). The provisions of this
Section 3.7(b) shall not, however, affect the representations and warranties set forth in Section 4.3.

          Section 3.8   CLOSING CONSIDERATION AMOUNT.

               (a) The Company will cause to be delivered to Parent, two business days prior to Closing, (i) an estimated statement of the consolidated Working Capital of the Company (calculated in a manner consistent with Exhibit 3.8(c)(i)) as of the Effective Time (the "ESTIMATED WORKING CAPITAL STATEMENT") to be prepared in good faith in conformity with United States generally accepted accounting principles ("GAAP") applied on a basis consistent with the Target Working Capital and (ii) a certificate as to the preparation of the Estimated Working Capital Statement executed by the chief financial officer and chief executive officer of the Company. Parent and its representatives shall have full access to all relevant books and records and employees of the Company in connection with the Company's preparation of the Estimated Working Capital Statement. On the second business day immediately prior to the Effective Time (the "INVENTORY DATE"), the Company, Parent and/or their respective representatives will complete a physical inventory, observed by the Stockholders' Representative. The inventory shall include only items which (i) meet the Company's specifications and industry standards applicable to such inventory and (ii) are usable and saleable in the ordinary course of the Company's business, as presently conducted by the Company. Said physical inventory shall list the type and quantity of the inventory as of the Inventory Date. Inventory shall be valued in accordance with GAAP consistently applied. The value so attributed to inventory, as adjusted to reflect changes in quantity from the Inventory Date to the Effective Time, shall be final, binding and conclusive for purposes of Section 3.8(c), 3.9 and Section 3.11.

               (b) "ADJUSTED AGGREGATE MERGER CONSIDERATION" shall mean an amount in cash equal to the Aggregate Merger Consideration as adjusted pursuant to 3.8(c). "CLOSING CONSIDERATION AMOUNT" shall mean an amount in cash equal to
(i) the Adjusted Aggregate Merger Consideration less (ii) $15,000,000 (the "DEFERRED PAYMENT RETENTION"). "AGGREGATE MERGER CONSIDERATION" shall mean the amount equal to $670.9 million less, without duplication, (i) the amount of all Indebtedness of the Company or any Company Subsidiary outstanding as of the Effective Time, (ii) the amount of all principal, interest and premiums paid or payable with respect to the repayment, repurchase, defeasance, satisfaction and discharge or redemption of any Indebtedness of the Company or any Company Subsidiary in connection with the consummation of the transactions contemplated hereby, including in accordance with Sections 7.9, 7.10 and 7.11, (iii) with respect to any Indebtedness of the Company or any Company Subsidiary outstanding as of the Effective Time, the amount of (A) all premiums payable upon redemption or repayment of such Indebtedness and (B) all interest payable on such Indebtedness through the date of redemption or repayment, in each case assuming that such Indebtedness is called for redemption or notice of repayment or prepayment is given, in each case, as of the Effective Time in accordance with the terms of such Indebtedness, (iv) the amount of all principal, interest and premiums paid or payable by the Company or any Company Subsidiary in connection with the redemption of the Newcup Notes, including (A) all amounts paid or payable by the Company as guarantor under the Guaranty Agreement, (B) the amount of all principal, interest and premiums paid or payable by the Company or a Company Subsidiary in connection with the redemption or purchase of the 2008 Notes and
(C) all amounts paid or payable to acquire Newcup pursuant to the Newcup Option Agreement, and (v) the aggregate Class B Series 3 Preferred Stock Merger Consideration, the aggregate Exchangeable Preferred Stock Merger Consideration and all other amounts paid or payable to redeem or repurchase any Preferred Stock (including all outstanding Exchangeable Preferred Stock) after the date hereof (and, for the avoidance of doubt, for each share of Class B Series 3 Preferred Stock or Exchangeable Preferred Stock that is a Dissenting Share, the Class B Series 3 Preferred Stock Merger Consideration or Exchangeable Preferred Stock Merger Consideration, as applicable, otherwise payable with respect to such share of Preferred Stock if such share of Preferred Stock were not a Dissenting Share).

               (c) The Aggregate Merger Consideration shall be adjusted as follows:

                    (i) If the Working Capital as reflected on the Estimated Working Capital Statement (the "ESTIMATED WORKING CAPITAL") is less than the consolidated Working Capital of the Company as of March 30, 2003 of $242,897,000 (which is calculated in accordance with GAAP as set forth on Exhibit 3.8(c)(i))(such amount, the "TARGET WORKING CAPITAL"), the Aggregate Merger Consideration shall be reduced by an amount equal to the amount by which the Estimated Working Capital is less than the Target Working Capital; and

                    (ii) If the Estimated Working Capital is greater than the Target Working Capital, the Aggregate Merger Consideration shall be increased by an amount equal to the amount by which the Estimated Working Capital exceeds the Target Working Capital; and

                    (iii) If the Merger has not been consummated by February 1, 2004, the Aggregate Merger Consideration shall be increased by $ 40,000 per day for each full day from and after February 1, 2004 through the Effective Time.

          SECTION 3.9   DETERMINATION OF EFFECTIVE TIME WORKING CAPITAL.

               (a) As soon as practicable, but in no event later than 60 days following the Effective Time, Parent shall prepare and deliver to the Stockholders' Representative a statement of the consolidated Working Capital of the Company (calculated in the manner consistent with Exhibit 3.8(c)(i)) as of the Effective Time (the "CLOSING WORKING CAPITAL STATEMENT"). The Closing Working Capital Statement shall be prepared in good faith in conformity with GAAP applied on a basis consistent with the Target Working Capital. The Closing Working Capital Statement shall be accompanied by a certificate as to the preparation of the Closing Working Capital Statement executed by the chief financial officer and chief executive officer of Parent. The Stockholders' Representative and its representatives shall have full access to all relevant books and records and employees of the Company in connection with Parent's preparation of the Closing Working Capital Statement.

               (b) After receipt of the Closing Working Capital Statement, the Stockholders' Representative shall have 30 days to review the Closing Working Capital Statement. The Stockholders' Representative and its representatives shall have full access to all relevant books and records and employees of the Company to the extent required to complete its review of the Closing Working Capital Statement. Unless the Stockholders' Representative delivers written notice to Parent on or prior to the 30th day after the Stockholders' Representative's receipt of the Closing Working Capital Statement specifying in reasonable detail all disputed items and the basis therefor, the Stockholders' Representative shall be deemed to have accepted and agreed to the Closing Working Capital Statement. If the Stockholders' Representative so notifies Parent of the Stockholders' Representative's objection to the Closing Working Capital Statement, Parent and the Stockholders' Representative shall, within 30 days following the date of such notice (the "RESOLUTION PERIOD"), attempt to resolve their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

               (c) If at the conclusion of the Resolution Period there are amounts still remaining in dispute, then all amounts remaining in dispute shall be submitted to PricewaterhouseCoopers, LLP or another firm of nationally recognized independent public accountants reasonably acceptable to Parent and the Stockholders' Representative (the "NEUTRAL AUDITOR"). Parent and the Stockholders' Representative agree to execute, if requested by the Neutral Auditor, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditor shall be paid as follows:
50% of such fees and expenses shall be paid by Parent and the remaining 50% of such fees and expenses shall be deducted from the Deferred Payment Retention. The Neutral Auditor shall act as an arbitrator to determine, based solely on presentations by Parent and the Stockholders' Representative, and not by independent review, only those items still in dispute. The Neutral Auditor's determination shall be made within 30 days of its engagement, shall be set forth in a written statement delivered to Parent and the Stockholders' Representative and shall be final, binding and conclusive. The term "FINAL CLOSING WORKING CAPITAL STATEMENT," as used in this Agreement, shall mean the definitive Closing Working Capital Statement agreed to by the Stockholders' Representative and Parent in accordance with Section 3.9(b) hereof or the definitive Closing Working Capital Statement resulting from the determinations made by the Neutral Auditor in accordance with this Section 3.9(c) (in addition to those items theretofore agreed to by Parent and the Stockholders' Representative), in each case prepared in conformity with GAAP applied on a basis consistent with the Target Working Capital. For the period from and after the Effective Time until the determination of the Final Closing Working Capital Statement, the Parent shall cause the Company to make available to the Stockholders' Representative or his assistant an office at the Company's Owings Mills, Maryland facility.

          Section 3.10  PAYMENT OF THE MERGER CONSIDERATION.

               (a) At or prior to the Effective Time, Parent shall (i) deposit with the Paying Agent (A) the aggregate Per Share Closing Consideration payable with respect to shares of Common Stock outstanding immediately prior to the Effective Time, (B) the aggregate cash payment payable with respect to all shares of Class B Series 2 Preferred Stock outstanding immediately prior to the Effective Time in accordance with Section 3.1(b)(i), (C) the aggregate Class B Series 3 Preferred Stock Merger Consideration and (D) the aggregate Exchangeable Preferred Stock Merger Consideration, in each case, payable with respect to Shares to be converted pursuant to Section 3.1 and (ii) deposit the Deferred Payment Retention with the Escrow Agent pursuant to an escrow agreement between the Parent, the Stockholder Representative and the Escrow Agent, such agreement to be in a form and substance reasonably acceptable to the Parent and the Company (the "RETENTION ESCROW AGREEMENT"). All fees and expenses of the Escrow Agent under the Retention Escrow Agreement shall be deducted from the Deferred Payment Retention.

               (b) The aggregate Per Share Closing Consideration, the amount specified in Section 3.10(a)(i)(B), the aggregate Class B Series 3 Preferred Stock Merger Consideration and the aggregate Exchangeable Preferred Stock Merger Consideration shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation, in its sole discretion, pending payment thereof by the Paying Agent to the holders of the Shares. Earnings on the aggregate Per Share Closing Consideration, the amount specified in Section 3.10(a)(i)(B), the aggregate Class B Series 3 Preferred Stock Merger Consideration and the aggregate Exchangeable

Preferred Stock Merger Consideration shall be the sole and exclusive property of Parent and the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of Shares. Earnings on amounts held by the Escrow Agent with respect to the Deferred Payment Retention shall increase the Deferred Payment Retention; PROVIDED, HOWEVER, that any earnings in excess of an amount equal to 10% per annum on the Deferred Payment Retention shall not increase the Deferred Payment Retention and any such excess earnings and any earnings on amounts made available to the Paying Agent by the Escrow Agent from the Deferred Payment Retention for distribution in accordance with the terms of this Agreement shall be the sole and exclusive property of the Parent and the Surviving Corporation after such amounts are made available to the Paying Agent, and no part of such earnings shall accrue to the benefit of holders of Shares.

          Section 3.11  WORKING CAPITAL ADJUSTMENT.

               (a) If the Working Capital set forth on the Final Closing Working Capital Statement (the "FINAL WORKING CAPITAL") is greater than the Estimated Working Capital, Parent shall deposit within two business days after the determination of the Final Closing Working Capital Statement with the Escrow Agent as an addition to the Deferred Payment Retention an amount (the "WORKING CAPITAL PAYMENT") equal to the amount by which the Final Working Capital exceeds the Estimated Working Capital, plus a notional amount equal to interest on the amount of such difference from the Effective Date to the date of deposit at the prime rate published by The Wall Street Journal (Central Edition), as that rate may vary from time to time (the "AGREED RATE"). If the Final Working Capital is less than the Estimated Working Capital, the Parent shall be entitled to withdraw from the Deferred Payment Retention an amount equal to the amount by which the Final Working Capital is less than the Estimated Working Capital, plus a notional amount equal to interest on the amount of such difference from the Effective Date to the date of payment at the Agreed Rate. With respect to any payments to Parent in connection with adjustments to the Deferred Payment Retention pursuant to this Section 3.11(a), the Stockholders' Representative and Parent shall deliver to the Escrow Agent, within two business days following the determination of the Final Closing Working Capital Statement, a written notice executed by both parties instructing the Escrow Agent to make such payments to Parent from the Deferred Payment Retention.

               (b) For purposes of this Agreement "WORKING CAPITAL" shall mean current assets determined in accordance with GAAP consistently applied (including cash and assets held for sale) less current liabilities determined in accordance with GAAP consistently applied (excluding current maturities of long term debt).

          Section 3.12  DEFERRED PAYMENT RIGHTS.

               (a) "DEFERRED PAYMENT RIGHT" shall mean the right to receive the Closing Adjustment Deferred Payment, First Deferred Payment, the Second Deferred Payment, the Third Deferred Payment and the Final Deferred Payment, if any. The Deferred Payment Rights shall not be evidenced by a certificate or other instrument and shall not be assignable or otherwise transferable by holders thereof (except by will or by the operation of the laws of descent after the death of a natural holder thereof). Any payments by the Paying Agent with respect to the Deferred Payment Rights shall be made only (i) to each holder of shares of Common Stock that surrendered its Certificates with respect to such shares in accordance with Section 3.3 by check to the address for delivery set forth on the letter of transmittal provided by such holder in connection with the surrender of its Certificates (or to such other address as such holder may subsequently designate in writing), (ii) to each holder of shares of Class B Series 2 Preferred Stock that surrendered its Certificates with respect to such shares in accordance with Section 3.3 by check to the address for delivery set forth on the letter of transmittal provided by such holder in connection with the surrender of its Certificates (or to such other address as such holder may subsequently designate in writing), (iii) to each holder of a Warrant by check to the address for delivery set forth in the written agreement and acknowledgment of such Warrant holder referred to in Section 3.5 (or to such other address as such holder may subsequently designate in writing), and (iv) to each holder of an In-the-Money Option by check to the address for delivery set forth in the consent executed by such In-the-Money Option holder referred to in
Section 3.4(b) (or to such other address as such holder may subsequently designate in writing).

               (b) On the tenth business day after the determination of the Final Closing Working Capital Statement, (the "CLOSING ADJUSTMENT DEFERRED PAYMENT DATE"), (i) the Stockholders' Representative and Parent shall deliver to the Escrow Agent, a written notice executed by both parties instructing the Escrow Agent to make available to the Paying Agent, in accordance with the Retention Escrow Agreement, the Closing Adjustment Deferred Payment Amount, and
(ii) the Deferred Payment Retention shall be reduced by the amount of the Closing Adjustment Deferred Payment Amount. After receipt of the Closing Adjustment Deferred Payment Amount, the Paying Agent shall pay the Closing Adjustment Deferred Payment, without interest, to holders of shares of Common Stock, shares of Class B Series 2 Preferred Stock, In-the-Money Options and Warrants in accordance with Section 3.12(a).

               (c) On the first business day after the date that is 6 months after the Effective Time (the "FIRST DEFERRED PAYMENT DATE"), (i) the Stockholders' Representative and Parent shall deliver to the Escrow Agent, a written notice executed by both parties instructing the Escrow Agent to make available to the Paying Agent, in accordance with the Retention Escrow Agreement, the First Deferred Payment Amount, and (ii) the Deferred Payment Retention shall be reduced by the amount of the First Deferred Payment Amount. After receipt of the First Deferred Payment Amount, the Paying Agent shall pay the First Deferred Payment, without interest, to holders of shares of Common Stock, shares of Class B Series 2 Preferred Stock, In-the-Money Options and Warrants in accordance with
Section 3.12(a).

               (d) On the first business day after the date that is 12 months after the Effective Time (the "SECOND DEFERRED PAYMENT DATE"), (i) the Stockholders' Representative and Parent shall deliver to the Escrow Agent, a written notice executed by both parties instructing the Escrow Agent to make available to the Paying Agent, in accordance with the Retention Escrow Agreement, the Second Deferred Payment Amount, and (ii) the Deferred Payment Retention shall be reduced by the amount of the Second Deferred Payment Amount. After receipt of the Second Deferred Payment Amount, the Paying Agent shall pay the Second Deferred Payment, without interest, to holders of shares of Common Stock, shares of Class B Series 2 Preferred Stock, In-the-Money Options and Warrants in accordance with Section 3.12(a).

               (e) On the first business day after the date that is 24 months after the Effective Time (the "THIRD DEFERRED PAYMENT DATE"), (i) the Stockholders' Representative and Parent shall deliver to the Escrow Agent, a written notice executed by both parties instructing the Escrow Agent to make available to the Paying Agent, in accordance with the Retention Escrow Agreement, the Third Deferred Payment Amount, and (ii) the Deferred Payment Retention shall be reduced by the amount of the Third Deferred Payment Amount. After receipt of the Third Deferred Payment Amount, the Paying Agent shall pay the Third Deferred Payment, without interest, to holders of shares of Common Stock, shares of Class B Series 2 Preferred Stock, In-the-Money Options and Warrants in accordance with Section 3.12(a).

               (f) On the Indemnity Termination Date, the Stockholders' Representative and Parent shall deliver to the Escrow Agent, a written notice executed by both parties instructing the Escrow Agent to make available to the Paying Agent, in accordance with the Retention Escrow Agreement, all remaining funds held by the Escrow Agent with respect to the Deferred Payment Retention (the "REMAINING DEFERRED PAYMENT RETENTION AMOUNT"). After receipt of such funds, the Paying Agent shall pay the Final Deferred Payment, without interest, to holders of shares of Common Stock, shares of Class B Series 2 Preferred Stock, In-the-Money Options and Warrants in accordance with Section 3.12(a).

               (g)  As used herein:

                    (i) "CLOSING ADJUSTMENT DEFERRED PAYMENT AMOUNT" shall mean an amount equal to the Working Capital Payment.

                    (ii) "CLOSING ADJUSTMENT DEFERRED PAYMENT" shall mean the amount, if any, in cash equal to (A) the Closing Adjustment Deferred Payment Amount divided by (B) the Converted Share Number.

                    (iii) "FIRST DEFERRED PAYMENT AMOUNT" shall mean an amount, if any, equal to (A) the excess, if any, of (1) the Deferred Payment Retention as adjusted pursuant to Sections 3.9(c), 3.10, 3.11, 3.12(b),10.2 and 11.1(b) as of the First Deferred Payment Date over (2) $12.5 million LESS (B) the sum of (1) the aggregate amount of all Losses, if any, asserted pursuant to Section 10.2 and set forth in Claim Notices to which the Stockholders' Representative has not responded pursuant to Section 10.2(b) as of the First Deferred Payment Date, (2) the aggregate amount of all Losses, if any, asserted pursuant to Section 10.2 which the Stockholders' Representative is disputing as of the First Deferred Payment Date, (3) the aggregate amount of all Losses, if any, asserted pursuant to
     Section 10.2 which are payable to an Indemnified Party pursuant to Section
     10.2 (either by agreement or arbitration) and for which the Indemnified Party has not received the required payment from the Deferred Payment Retention as of the First Deferred Payment Date and (4) an amount equal to 83% of the interest, if any, added to the Deferred Payment Retention pursuant to Section 3.10(b) through the First Payment Date.

                    (iv) "FIRST DEFERRED PAYMENT" shall mean the amount, if any, in cash equal to (A) the First Deferred Payment Amount divided by (B) the Converted Share Number.

                    (v) "SECOND DEFERRED PAYMENT AMOUNT" shall mean an amount, if any, equal to (A) the excess, if any, of (1) the Deferred Payment Retention as adjusted pursuant to Sections 3.9(c), 3.10, 3.11, 3.12(b), 3.12(c), 10.2 and 11.1(b) as of the Second Deferred Payment Date over (2) $6.25 million LESS (B) the sum of (1) the aggregate amount of all Losses, if any, asserted pursuant to Section 10.2 and set forth in Claim Notices to which the Stockholders' Representative has not responded pursuant to Section 10.2(b) as of the Second Deferred Payment Date, (2) the aggregate amount of all Losses, if any, asserted pursuant to Section 10.2 which the Stockholders' Representative is disputing as of the Second Deferred Payment Date, (3) the aggregate amount of all Losses, if any, asserted pursuant to
     Section 10.2 which are payable to an Indemnified Party pursuant to Section
     10.2 (either by agreement or arbitration) and for which the Indemnified Party has not received the required payment from the Deferred Payment Retention as of the Second Deferred Payment Date and (4) an amount equal to 50% of the interest, if any, added to the Deferred Payment Retention pursuant to Section 3.10(b) from the First Payment Date through the Second Payment Date.

                    (vi) "SECOND DEFERRED PAYMENT" shall mean the amount, if any, in cash equal to (A) the Second Deferred Payment Amount divided by (B) the Converted Share Number.

                    (vii) "THIRD DEFERRED PAYMENT AMOUNT" shall mean an amount, if any, equal to (A) the Deferred Payment Retention as adjusted pursuant to Sections 3.9(c), 3.10, 3.11, 3.12(b), 3.12(c), 3.12(d),10.2 and 11.1(b) as
     of the Third Deferred Payment Date LESS (B) the sum of (1) the aggregate amount of all Losses, if any, asserted pursuant to Section 10.2 and set forth in Claim Notices to which the Stockholders' Representative has not responded pursuant to Section 10.2(b) as of the Third Deferred Payment Date, (2) the aggregate amount of all Losses, if any, asserted pursuant to
     Section 10.2 which the Stockholders' Representative is disputing as of the Third Deferred Payment Date, and (3) the aggregate amount of all Losses, if any, asserted pursuant to Section 10.2 which are payable to an Indemnified Party pursuant to Section 10.2 (either by agreement or arbitration) and for which the Indemnified Party has not received the required payment from the Deferred Payment Retention as of the Third Deferred Payment Date.

                    (viii) "THIRD DEFERRED PAYMENT" shall mean the amount, if any, in cash equal to (A) the Third Deferred Payment Amount divided by (B) the Converted Share Number.

                    (ix) "FINAL DEFERRED PAYMENT" shall mean the amount, if any, in cash equal to (A) the Remaining Deferred Payment Retention Amount divided by (B) the Converted Share Number.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Except as set forth in a schedule prepared and signed by the Company and delivered to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), the Company represents and warrants to Parent and Merger Sub as set forth below. Each exception set forth in the Company Disclosure Schedule and each other response to this Agreement set forth in the Company Disclosure Schedule shall be identified by reference to, or be grouped under a heading referring to, a specific individual section, subsection, paragraph or subparagraph of this Agreement and shall relate only to such section, subsection, paragraph or subparagraph, as applicable, except to the extent that one portion of the Company Disclosure Schedule specifically refers to another portion thereof by cross reference.

          Section 4.1 ORGANIZATION. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed to do business and in good standing in each jurisdiction where the Company's ownership or leasing of property or the conduct of its business makes such qualification or licensing necessary. Each such jurisdiction is listed in Section 4.1 of the Company Disclosure Schedule.

               (b) True and complete copies of the certificate of incorporation and by-laws of the Company, as amended to date, have been delivered to Parent. The Company is not in violation of any provision of its certificate of incorporation or by-laws. The minute books of the Company contain accurate and complete records of all meetings of, and corporate actions taken by, the stockholders and directors of the Company and no meeting of the stockholders or boards of directors of the Company has been held for which minutes have not been prepared and are not contained in such minute books. True and complete copies of all minute books and all stock record books of the Company have been delivered to Parent.

          Section 4.2 SUBSIDIARIES AND AFFILIATES. (a) Section 4.2(a) of the Company Disclosure Schedule sets forth the name, jurisdiction of incorporation or organization and authorized and outstanding capital of each Company Subsidiary. Other than with respect to the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other equity securities of any Person or have any direct or indirect ownership interest in any business. Except as set forth in Section 4.2(a) of the Company Disclosure Schedule, all of the outstanding capital stock (or similar equity interests) of each Company Subsidiary is (or are) owned directly or indirectly by the Company free and clear of all liens, charges, security interests, options, claims, mortgages, pledges, or other encumbrances and restrictions of any nature whatsoever ("ENCUMBRANCES"), and is (or are) validly issued, fully paid and nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock (or similar equity interests) of any such Company Subsidiary. As used in this Agreement, the term "COMPANY SUBSIDIARY" means each Person which is a Subsidiary of the Company; the term "PERSON" means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization; and the term "SUBSIDIARY" means, with respect to any party, any Person, of which (i) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such organization or entity is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or (ii) such party or any other Subsidiary of such party is a general partner (excluding any such partnership where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership).

               (b) Each Company Subsidiary (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (ii) has full power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and (iii) is duly qualified or licensed to do business as a foreign Person and in good standing in each jurisdiction where such Company Subsidiary's ownership or leasing of property or the conduct of its business makes such qualification or license necessary, except for such jurisdictions, if any, in which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each such jurisdiction is listed in Section 4.2(b) of the Company Disclosure Schedule.

               (c) True and complete copies of the certificate of incorporation and by-laws or similar organizational documents of each Company Subsidiary, as amended to date, have been delivered to Parent. No Company Subsidiary is in violation of any provision of its certificate of incorporation, by-laws or similar organizational documents. The minute books of each Company Subsidiary contain accurate and complete records of all meetings of, and corporate actions taken by, the stockholders and directors (or equivalent) of such Company Subsidiary and no meeting of the stockholders or boards of directors (or equivalent) of such Company Subsidiary has been held for which minutes have not been prepared and are not contained in such minute books. True and complete copies of all minute books and all stock record books of each Company Subsidiary have been delivered to Parent.

          Section 4.3   CAPITALIZATION.

               (a) The authorized capital stock of the Company consists of 1,400,000 shares of Class A Common Stock, 200,000 shares of Class B Common Stock, 300,000 shares of Class C Common Stock, 200,000 shares of Class D Common Stock, 20,000 shares of Exchangeable Preferred Stock, par value $.001 per share (the "EXCHANGEABLE PREFERRED STOCK"), and 100,000 shares of Class B Preferred Stock, par value $.001 per share (the "CLASS B PREFERRED STOCK" and together with the Exchangeable Preferred Stock, the "PREFERRED STOCK") of which (i) 562,583 shares of Class A Common Stock are issued and outstanding, (ii) 56,459 shares of Class B Common Stock are issued and outstanding, (iii) 135,432 shares of Class C Common Stock are issued and outstanding, (iv) no shares of Class D Common Stock are issued and outstanding (v) no shares of Common Stock are held in the treasury of the Company, (vi) 1,592.1606 shares of Exchangeable Preferred Stock are issued and outstanding, (vii) no shares of Class B Preferred Stock are issued and outstanding and designated as Class B Preferred Series 1 Preferred Stock (the "CLASS B SERIES 1 PREFERRED STOCK"), (viii) 15,000 shares of Class B Preferred Stock are issued and outstanding and designated as Class B Series 2 Preferred Stock (the "CLASS B SERIES 2 PREFERRED STOCK"), (ix) 3 shares of Class B Preferred Stock are designated as Class B Series 3 Preferred Stock (the "CLASS B SERIES 3 PREFERRED STOCK") and 1.0341 shares of Class B Preferred Class B Series 3 Preferred Stock is issued and outstanding, (x) no shares of Preferred Stock are held in the treasury of the Company, (xi) an aggregate of 46,878 shares of Class D Common Stock are reserved for issuance upon exercise of outstanding Options issued under the SIP, (xii) an aggregate of 60,931 shares of Class A Common Stock are reserved for issuance upon exercise of the Option issued under the option agreement set forth Section 4.3(b) of the Company Disclosure Schedule, (xiii) an aggregate of 133,494.5 shares of Class A Common Stock are reserved for issuance upon conversion of the Class B Series 2 Preferred Stock and, (xiv) an aggregate of 115,931 shares of Class C Common Stock are reserved for issuance upon exercise of the Warrants, and (xv) an aggregate of 49,117 shares of Class D Common Stock are reserved for future issuance under the SIP. Schedule 4.3(a) of the Company Disclosure Schedule sets forth (A) for each of the Class A Common Stock and the Class B Common Stock, the name and address of each record holder of such shares and the number of shares owned of record by each such holder, (B) for the Class B Series 2 Preferred Stock, (x) the number and class of shares of Common Stock into which such shares are convertible and (y) the name and address of each record holder of such shares and the number of shares owned of record by each such holder, (C) for the Class B Series 3 Preferred Stock, the name and address of each record holder of such shares and the number of shares owned of record by each such holder, and
(D) the number and class of shares of Common Stock issuable upon exercise of the Warrants and the name and address of each record holder of the Warrants.

               (b) All of the outstanding shares of the Company's capital stock are, and all shares which may be issued pursuant to conversion of Common Stock or Preferred Stock or the exercise of the Warrants or Options, when issued in accordance with the terms of the applicable security, will be, duly authorized, validly issued, fully paid and non-assessable. No indebtedness of the Company or any Company Subsidiary having general voting rights (or convertible into securities having such rights) ("VOTING DEBT") has been issued or is outstanding. Except as disclosed in this Section 4.3 or as set forth in Section 4.3(b) of the Company Disclosure Schedule, (i) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements, understandings or commitments of any kind relating to the issued or unissued capital stock of, or other equity interests in, the Company or any Company Subsidiary obligating the Company or any Company Subsidiary to issue, transfer, register or sell or cause to be issued, transferred, registered or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any Company Subsidiary or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, and
(ii) there are no agreements, arrangements, understandings or commitments of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Common Stock or Preferred Stock or any of the capital stock of or other equity interests in any Company Subsidiary or any other entity or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Company Subsidiary or any other entity.

               (c) Section 4.3(c) of the Company Disclosure Schedule sets forth, with respect to each existing Option, the name of the holder and the number of and class of shares issuable therefor, and the per-share purchase price payable therefor upon the exercise of such Option. Each such Option has been granted in the ordinary course of business consistent with past practice and has been granted under the SIP pursuant to either (i) an option award agreement substantially in the form attached to Section 4.3(c) of the Company Disclosure Schedule or (ii) an option agreement listed in Section 4.3(b) of the Company Disclosure Schedule, a true and correct copy of which agreement the Company has heretofore delivered to Parent.

               (d) Except as set forth in Section 4.3(d) of the Company Disclosure Schedule, there are no voting trusts or other agreements, arrangements or understandings to which the Company or any Company Subsidiary is a party, or of which the Company is otherwise aware, with respect to the voting of the capital stock of or other equity interests in the Company or any of the Company Subsidiaries.

               (e) Except as set forth in Section 4.3(e) of the Company Disclosure Schedule, all dividends or distributions on securities of the Company or any Company Subsidiary that have been declared or authorized have been paid in full.

          Section 4.4 AUTHORIZATION; VALIDITY OF AGREEMENT; COMPANY ACTION. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company Board of Directors; the stockholders of the Company have approved the Merger and adopted this Agreement; and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery hereof by Parent and Merger Sub, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          Section 4.5 SPECIAL COMMITTEE AND BOARD APPROVALS. The Special Committee, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the stockholders of the Company and (ii) voted to recommend to the Company Board of Directors that the Company Board of Directors approve this Agreement, the Merger and the other transactions contemplated hereby, including the Merger, and submit this Agreement to stockholders of the Company, and none of the aforesaid actions by the Special Committee has been amended, rescinded or modified. The Company Board of Directors, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the stockholders of the Company, (ii) duly and validly approved this Agreement, the Merger and the other transactions contemplated hereby and taken all corporate action required to be taken by the Company Board of Directors to authorize the consummation of the transactions contemplated hereby and (iii) resolved to submit this Agreement to stockholders of the Company and recommend that the stockholders of the Company adopt this Agreement and approve the Merger and the other transactions contemplated hereby, and none of the aforesaid actions by the Company Board of Directors has been amended, rescinded or modified. Neither Section 203 of the DGCL nor any other state takeover statute or similar statute or regulation in any jurisdiction in which the Company or any Company Subsidiary does business is applicable to the transactions contemplated hereby.

          Section 4.6 CONSENTS AND APPROVALS; NO VIOLATIONS. None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions of this Agreement will (i) conflict with or result in any breach of any provision of the certificate of incorporation, the by-laws or similar organizational documents of the Company or any Company Subsidiary, (ii) require any material filing by the Company or any Company Subsidiary with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, foreign or domestic (a "GOVERNMENTAL ENTITY") (except for (A) the filing of the Certificate of Merger pursuant to the DGCL and (B) any filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT")), (iii) except as set forth in Section 4.6(iii) of the Company Disclosure Schedule, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, or result in the creation of any Encumbrance on the assets and properties of the Company or any Company Subsidiary under, any of the terms, conditions or provisions of any material note, bond, mortgage, lien, indenture, lease, license, contract, agreement, arrangement or understanding or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which any of them or any of their respective properties or assets may be bound (the "COMPANY AGREEMENTS") or (iv) violate any material order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Company Subsidiary or any of their respective properties or assets.

          Section 4.7   SEC DOCUMENTS AND FINANCIAL STATEMENTS.

               (a) The Company and each Company Subsidiary have filed with the Securities and Exchange Commission (the "SEC") all forms, reports, schedules, statements, exhibits and other documents required to be filed under the Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or the Securities Act of 1933, as amended (the "SECURITIES ACT"), (collectively, the "SEC DOCUMENTS"). As of its filing date or, if amended, as of the date of the last such amendment, each SEC Document fully complied with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. As of its filing date or, if amended, as of the date of the last such amendment, each SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Except for Sweetheart Holdings Inc. and Sweetheart Cup Company Inc., none of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC. All of the audited consolidated financial statements and unaudited consolidated interim financial statements included in the SEC Documents (i) have been prepared from, are in accordance with and accurately reflect the books and records of the Company and its consolidated Subsidiaries or a Company Subsidiary and its consolidated Subsidiaries, as applicable, (ii) fully comply with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim statements, as may be permitted under Form 10-Q of the Exchange Act) and (iv) fairly present, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows (subject, in the case of unaudited interim financial statements, to normal year-end adjustments) of the Company and its consolidated Subsidiaries or a Company Subsidiary and its consolidated Subsidiaries, as applicable, as of the times and for the periods referred to therein.

               (b) The Company has delivered to Parent the audited consolidated balance sheets of the Company and its consolidated Subsidiaries as of September 28, 2003 and the related statements of operations and cash flows for the fiscal year ended September 28, 2003 (including the related notes and independent auditors report thereon) (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements (i) have been prepared from, are in accordance with and accurately reflect the books and records of the Company and its consolidated Subsidiaries, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (iii) fairly present, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries, as of the times and for the periods referred to therein.

          Section 4.8   ABSENCE OF CERTAIN CHANGES. Except as set forth in
Section 4.8 of the Company Disclosure Schedule, since September 29, 2002, (i) each of the Company and each Company Subsidiary has conducted its respective business only in the ordinary course of business consistent with past practice,
(ii) neither the Company nor any Company Subsidiary has suffered any Company Material Adverse Change or become aware of any circumstances that may, individually or in the aggregate, cause the Company or any Company Subsidiary to suffer any Company Material Adverse Change in the foreseeable future, and (iii) neither the Company nor any Company Subsidiary has taken any action, which if taken after the date hereof, would violate the provisions of Section 6.1. As used in this Agreement, "COMPANY MATERIAL ADVERSE CHANGE" or "COMPANY MATERIAL ADVERSE EFFECT" means any change, event, effect or circumstance, as the case may be, that, individually or together with any other change, event, effect or circumstance, is or could reasonably be expected to be materially adverse to (y) the business, operations, properties, condition (financial or otherwise), results of operations, prospects, assets or liabilities of the Company and the Company Subsidiaries, taken as a whole, or (z) the Company's ability to consummate each of the transactions contemplated hereby.

          Section 4.9   NO UNDISCLOSED LIABILITIES; INDEBTEDNESS.

               (a) Except (i) as disclosed in the Financial Statements as of September 28, 2003 and (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since September 28, 2003 or disclosed in Section 4.9(a)(i) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has incurred any material liabilities or obligations of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise. Section 4.9(a)(ii) of the Company Disclosure Schedule sets forth, as of November 23, 2003, the amount of the principal and unpaid interest outstanding under each instrument evidencing any Indebtedness of the Company or any Company Subsidiary, identifying each such instrument under which any such Indebtedness will accelerate or become due or which provides for a right of redemption, repayment or repurchase on the part of the holder of such Indebtedness (with or without due notice or lapse of time) as a result of this Agreement or the transactions contemplated hereby. The term "INDEBTEDNESS" shall mean any indebtedness for borrowed money; indebtedness evidenced by notes, bonds, debentures or similar instruments; capital lease obligations; and indebtedness secured by liens on assets; and any obligations with respect to the guarantee of any indebtedness of any Person.

               (b) (i) Newcup, LLC is in full compliance with the terms of the Guaranty Fee Agreement between the Company and Newcup, LLC, dated as of January 26, 2002, as amended (the "GUARANTY FEE AGREEMENT"), (ii) the Company has not consented to Newcup LLC taking any action otherwise prohibited by Section 1 of the Guaranty Fee Agreement, and (iii) other than any obligations under Section 11 of the Note Purchase Agreement, upon repurchase or redemption of the Newcup Notes, Newcup LLC will have no liabilities or obligations of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise.

               (c) Except for the loan and security agreement (the "EMERALD LADY LOAN AGREEMENT") set forth on Section 4.9(c)(i) of the Company Disclosure Schedule, Emerald Lady, Inc. ("EMERALD LADY") has good and marketable title to all its properties and assets (including each of the items set forth on Section 4.9(c)(ii) of the Company Disclosure Schedule (such assets, collectively, the "AIRCRAFT")), free and clear of all Encumbrances. Except for payment obligations in the amounts and with respect to the agreements set forth on Section 4.9(c)(iii) of the Company Disclosure Schedule, as of the Effective Time, Emerald Lady will have no liabilities or obligations of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise. As of the Effective Time, the only asset of Emerald Lady will be the Aircraft. Since the date of this Agreement, the Aircraft has not been destroyed or suffered any material damage.

               (d) Sweetheart Cup Company, Inc. has called for redemption all of the 12% Senior Subordinated Notes issued pursuant to the Indenture between Sweetheart Cup Company Inc., Sweetheart Holdings, Inc. and Wells Fargo Bank Minnesota, NA, as Trustee, dated as of April 8, 2003, and none of such notes will be outstanding as of the Effective Time.

          Section 4.10 LITIGATION. Except as set forth in Section 4.10 of the Company Disclosure Schedule:

               (a) (i) there is no material action, suit, claim (including, any worker's compensation claim), litigation or other proceeding (including, arbitration proceeding or alternative dispute resolution proceeding) or investigation pending or, to the knowledge of the Company or any Company Subsidiary, threatened, against, affecting or naming as a party thereto (A) the Company or any Company Subsidiary or (B) to the knowledge of the Company or any Company Subsidiary, any of the Company's or any Company Subsidiary's current or former directors or officers or any other Person who may be entitled to indemnification by the Company or any Company Subsidiary in connection therewith, and (ii) the Company or any Company Subsidiary does not know or have any reason to know of any valid basis for any such suit, claim, action or proceeding; and

               (b) there is no outstanding or, to the knowledge of the Company or any Company Subsidiary, threatened, order, judgment, injunction, award or decree of any Governmental Entity against (i) the Company, any Company Subsidiary or any of their respective properties, assets or businesses or (ii) to the knowledge of the Company or any Company Subsidiary, any of the Company's or any Company Subsidiary's current or former directors or officers or any other Person who may be entitled to indemnification by the Company or any Company Subsidiary in connection therewith.

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          Section 4.11  EMPLOYEE BENEFIT PLANS; ERISA.

               (a) Section 4.11(a) of the Company Disclosure Schedule contains a true and complete list of each (i) deferred compensation, bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; (ii) severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); (iii) profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); (iv) employment, termination or severance agreement; and (v) other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA AFFILIATE"), that together with the Company would be deemed a "single employer" within the meaning of section 4001(b) of ERISA, or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of the Company or any Company Subsidiary (the "PLANS"). Section 4.11(a) of the Company Disclosure Schedule identifies each of the Plans that is subject to section 302 or Title IV of ERISA or section 412 of the Code (the "TITLE IV PLANS"). Neither the Company, any Company Subsidiary nor any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Plan that would affect any employee or former employee of the Company or any Company Subsidiary. Except with respect to the representations and warranties contained in subsections (a) and (h) of this Section 4.11, the representations contained in this Section 4.11 shall not apply to any Plan that is a "multiemployer pension plan," as defined in section 4063(a) of ERISA (a "MULTIEMPLOYER PLAN").

               (b) With respect to each Plan, the Company has heretofore delivered or made available to Buyer true and complete copies of each of the following documents:

                    (i) a copy of the Plan and any amendments thereto (or if the Plan is not a written Plan, a description thereof);

                    (ii) a copy of the two most recent annual reports or Form 5500 and actuarial reports, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statements of Financial Accounting Standards Nos. 87 and 106;

                    (iii) a copy of the most recent summary, including but not limited to, any summary plan description required under ERISA with respect thereto as well as any formal or informal communication to employees under or in respect of any Plan;

                    (iv) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and

                    (v) the most recent determination letter as well as any other material correspondence received from the Internal Revenue Service with respect to each Plan intended to qualify under section 401 of the Internal Revenue Code of 1986, as amended (the "CODE") and, if such letter does not consider changes in qualification requirements made by the Uruguay Round Agreements Act, the Small Business Job Protection Act of 1996, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1988 and the Community Renewal Tax Relief Act of 2000 (collectively, "GUST"), the complete GUST determination letter application, including the latest determination letters for any merged-in qualified plans, the Internal Revenue Service letter acknowledging receipt of such GUST application, and any subsequent correspondence with or from the IRS in connection with the GUST application.

               (c) Except as set forth in Section 4.11(c) of the Company Disclosure Schedule, no liability under Title IV or section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due). Insofar as the representation made in this Section 4.11(c) applies to sections 4064, 4069 or 4204 of Title IV of ERISA, it is made with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company or any ERISA Affiliate made, or was required to make, contributions during the five (5) year period ending on the last day of the most recent plan year ended prior to the Closing.

               (d) The PBGC has not instituted proceedings to terminate any Title IV Plan and no condition exists that presents a material risk that such proceedings will be instituted.

               (e) Except as set forth in Section 4.11(e) of the Company Disclosure Schedule, with respect to each Title IV Plan, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for accounting purposes measured in accordance with Statement of Financial Accounting Standards No. 87 in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

               (f) Except as set forth in Section 4.11(f) of the Company Disclosure Schedule, no Title IV Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Title IV Plan ended prior to the Closing.

               (g) All contributions required to be made with respect to any Plan on or prior to the Closing have been timely made or are reflected in the Financial Statements of the Company as of September 28, 2003. Except as set forth in Section 4.11(g) of the Company Disclosure Schedule, there has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any Company Subsidiary relating to, or change in employee participation or coverage under, any Plan that would increase materially the expense of maintaining such Plan above the level or expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof.

               (h) Except as set forth in Section 4.11(h) of the Company Disclosure Schedule, no Title IV Plan is a Multiemployer Plan, nor is any Title IV Plan a plan described in section 4063(a) of ERISA. With respect to any Title IV Plan that is a "multiemployer pension plan," (i) neither the Company nor any ERISA Affiliate has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in sections 4203 and 4205 of ERISA (or any liability resulting therefrom has been satisfied in full), (ii) no event has occurred that presents a material risk of a partial withdrawal, (iii) neither the Company nor any ERISA Affiliate has any contingent liability under section 4204 of ERISA, and (iv) to the knowledge of the Company or any Company Subsidiary, no circumstances exist that present a material risk that any such plan will go into reorganization. With respect to any Title IV Plan that is a "multiemployer pension plan," the aggregate withdrawal liability of the Company and its ERISA Affiliates, computed as if a complete withdrawal by the Company and the ERISA Affiliates had occurred under each such Plan on the date hereof, would not exceed $33,432,589.

               (i) Neither the Company or any Company Subsidiary, any Plan, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any Company Subsidiary, any Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust could reasonably be expected to be subject to either a civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a tax imposed pursuant to section 4975 or 4976 of the Code.

               (j) Each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

               (k)  Each Plan intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under section 501(a) of the Code. Each Plan intended to satisfy the requirements of section 501(c)(9) of the Code has satisfied such requirements.

               (l) Except as set forth in Section 4.11(l) of the Company Disclosure Schedule, no Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Company Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary). No condition exists that would prevent the Company or any Company Subsidiary from amending or terminating any Plan providing health or medical benefits in respect of any active or retired employee of the Company or any Company Subsidiary other than limitations imposed under the terms of any applicable Collective Bargaining Agreement.

               (m) Except as set forth in Section 4.11(m) of the Company Disclosure Schedule, which Schedule shall specifically indicate any amount that will not so be deductible, no amounts payable under the Plans will fail to be deductible for federal income tax purposes by virtue of sections 162(a)(1), 162(m) or 280G of the Code.

               (n) Except as set forth in Section 4.11(n) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or contingent upon such consummation and another event, (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

               (o) There has been no material failure of a Plan that is a group health plan (as defined in section 5000(b)(1) of the Code) to meet the requirements of section 4980B(f) of the Code with respect to a qualified beneficiary (as defined in section 4980B(g) of the Code). Neither the Company nor any Company

Subsidiary has contributed to a nonconforming group health plan (as defined in section 5000(c) of the Code) and no ERISA Affiliate of the Company or any Company Subsidiary has incurred a tax under section 5000(e) of the Code which is or could become a liability of the Company or a Company Subsidiary.

               (p) There are no material, pending, threatened or, to the knowledge of the Company or any Company Subsidiary, anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

               (q) Except as set forth in Section 4.11(q) of the Company Disclosure Schedule, all contributions required to be made by the Company or any Company Subsidiary with respect to all Foreign Plans have been timely made. Each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws and has been maintained, where required, in good standing with the applicable governmental authority. The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing, with respect to all current and former participants in such Foreign Plan. Neither the Company nor any Company Subsidiary has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan. For purposes hereof, the term "FOREIGN PLAN" shall mean any plan, program, policy, arrangement or agreement maintained or contributed to or by, or entered into with the Company or any Company Subsidiary with respect to employees (or former employees) employed outside the United States.

          Section 4.12 TAXES. Except as set forth in Section 4.12 of the Company Disclosure Schedule:

               (a) the Company and each Company Subsidiary has duly and timely filed (or there has been duly and timely filed on its behalf), or a valid extension of time to file has been obtained, with the appropriate governmental authorities all Tax Returns required to be filed by it and all such Tax Returns are true, correct and complete in all material respects, and all Taxes for which the Company or any Company Subsidiary is or may be liable (whether or not shown on any Tax Return) in respect of periods (or portions thereof) ending on or before the Effective Time have been timely paid, or will be timely paid, or have been provided for on the Financial Statements in accordance with GAAP. With respect to any period (or portion thereof) through the Effective Time for which Taxes are not yet due or owing, the Company and each Company Subsidiary has established due and sufficient reserves for the payments of such Taxes in accordance with GAAP, and such current reserves through the Effective Time are duly and fully provided for in the Financial Statements;

               (b) no material deficiencies or adjustments for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority against the Company or any Company Subsidiary, and none of the Company or any Company Subsidiary has received any notice, or otherwise has any knowledge, of any potential claim, proposal or assessment against the Company or any Company Subsidiary for any such material deficiency or adjustment for Taxes. There are no pending, or, to the best of the Company's or any Company Subsidiary's knowledge, threatened, audits, investigations or claims for or relating to any liability of the Company or any Company Subsidiary in respect of Taxes, and there are no matters under discussion with respect to Taxes between the Company or any Company Subsidiary on the one hand, and any governmental authority on the other hand, that are likely to result in a material additional liability of the Company or any Company Subsidiary for Taxes;

               (c) there are no liens for Taxes upon any property or assets of the Company or any Company Subsidiary, except for liens for Taxes not yet due and payable and for which adequate reserves have been provided for on the Financial Statements in accordance with GAAP;

               (d) the Company and each Company Subsidiary has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and has duly and timely withheld, collected, deposited and paid to the proper governmental authority all Taxes required to have been withheld, collected, deposited or paid under such applicable laws, rules and regulations;

               (e) no claim has ever been made to the Company or any Company Subsidiary by an authority in a jurisdiction where the Company or Company Subsidiary has not filed Tax Returns that the Company or such Company Subsidiary is or may be subject to taxation by that jurisdiction;

               (f) there are no outstanding consents, agreements, grants or requests for the extension or waiver of any statutes of limitations applicable to any Taxes for which the Company or any Company Subsidiary is or may be liable;

               (g) the Company, as the common parent of an affiliated group of corporations (as defined in section 1504 of the Code) consisting solely of the Company and the current Company Subsidiaries, has filed since September 26, 1999 or earlier a consolidated return for United States federal income Tax purposes on behalf of itself and all Company Subsidiaries that are "includable corporations" (within the meaning of section 1504(b) of the Code), and neither the Company nor any Company Subsidiary (i) has been a member of an affiliated group filing a consolidated federal Tax Return (or similar state or local filing group) other than the affiliated group in which they are currently members and of which the Company is the common parent or (ii) has any liability for Taxes of any person (other than the Company or a Company Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise;

               (h) no power of attorney that is currently in force has been granted with respect to the Company or any Company Subsidiary with respect to any matters relating to Taxes;

               (i) there are no written or oral tax sharing agreements, contracts or other similar arrangements by which the Company or any Company Subsidiary is bound;

               (j) there are no deferred "intercompany items" (within the meaning of Treasury Regulation Section 1.1502-13) with respect to transactions among members of the affiliated group of corporations of which Company is the parent, and no member of such affiliated group has an "excess loss account" within the meaning of Treasury Regulation Section 1.1502-19 with respect to the stock of another member of such affiliated group;

               (k) neither the Company nor any Company Subsidiary has made any change in accounting methods, received a ruling from any taxing authority or signed an agreement with respect thereto or signed any closing agreement with respect to any Tax year; and

               (l) Any related party transactions conducted by the Company or any Company Subsidiary have been on an arms-length basis in accordance with section 482 of the Code and related Treasury Regulations.

          "TAX" or "TAXES" shall mean any and all taxes, charges, fees, duties, levies or other assessments, including all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, sales, withholding, estimated, social security, employment, unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, environmental, severance, transfer, recording, escheat, or other taxes, duties, assessments, or charges, whether computed on a separate, consolidated, unitary, combined or any other basis, imposed by any governmental authority and any interest, penalties, or additions to tax attributable thereto. "TAX RETURN" shall mean any report, return, document, declaration, informa-tion, return or filing (including any related or supporting information and any amendments to any of the foregoing) filed or required to be filed with respect to Taxes.

     The representations and warranties set forth in this Section 4.12 shall constitute the Company's only representations and warranties with respect to tax matters; provided that the foregoing shall not limit in any way the representations and warranties set forth in Sections 4.9(b) or (c).

          Section 4.13 CONTRACTS. Section 4.13 of the Company Disclosure Schedule lists (i) all material Company Agreements and (ii) each of the Company Agreements (whether or not material) of the following types which are currently in effect (the Company Agreements described by the immediately foregoing clauses
(i) and (ii), whether or not listed on Section 4.13 of the Company Disclosure Schedule, being referred to hereinafter as the "LISTED COMPANY AGREEMENTS"):

               (a) any lease of, or agreement to purchase or sell, any capital assets accounted for as such by the Company or any Company Subsidiary;

               (b) any collective bargaining agreement or other agreement with any union or other labor organization (each a "Collective Bargaining Agreement");

               (c) any management, consulting, employment, personal service, agency or other contracts or contracts providing for employment or rendition of personal services and which (i) are in writing or oral and create other than an at will employment relationship; or (ii) provide for any commission, bonus, profit sharing, incentive, severance, retirement or similar compensation for personal services;

               (d) any agreement or note evidencing any Indebtedness or any guaranty of Indebtedness of another Person or creating any Encumbrance;

               (e) any material agreement with a dealer, distributor, sales agent, or representative or franchisee;

               (f) any agreement for the storage, transportation, treatment or disposal of any Hazardous Substances;

               (g) any power of attorney (whether revocable or irrevocable) given to any Person by the Company or any Company Subsidiary, other than powers of attorney with respect to customs and transportation matters that have been granted to agents of a Company Subsidiary in the ordinary course of business consistent with past practice;

               (h) any agreement which purports to limit in any respect the manner in which, or the localities in which, the Company, any Company Subsidiary or any other entity is entitled to conduct all or any portion of its business;

               (i) any agreement restricting the right of the Company or any Company Subsidiary to use or disclose any information in its possession other than immaterial agreements entered into in the ordinary course of business consistent with past practice;

               (j)  any partnership, joint venture or similar arrangement;

               (k) any agreement or arrangement with any affiliate or associate of the Company or any Company Subsidiary;

               (l) any agreement by which the Company or any Company Subsidiary indemnifies or holds harmless any other Person other than agreements entered into in the ordinary course of business consistent with past practice;

               (m) any agreement pursuant to which a rebate, discount, bonus, commission or other payment with respect to the sale of any product of the Company or any Company Subsidiary will be payable after the Effective Time, other than agreements entered into in the ordinary course of business consistent with past practice that do not provide for rebates, discounts, bonuses, commissions or other payments that are materially greater, individually or in the aggregate, than the rebates, discounts, bonuses, commissions and other payments payable by the Company or any Company Subsidiary during the Company's fiscal year ended September 28, 2003;

               (n) any agreement containing "change in control," "antitakeover" or similar provisions that could reasonably be expected to be triggered by the consummation of the transactions contemplated hereby;

               (o) any lease of real property (a "Real Property Lease") to which the Company or any Company Subsidiary is a party (collectively, "Leases");

               (p) any agreement involving the acquisition, merger or purchase of the assets or business of a third party;

               (q) any agreement with a supplier or a group of affiliated suppliers (other than purchase orders in the ordinary course of business in accordance with past practice) which involves annual payments from the Company and the Company Subsidiaries of an amount in excess of $50,000; and

               (r) any agreement with the twenty five largest customers or groups of affiliated customers of the Company and the Company Subsidiaries (based on 2003 annual consolidated revenues).

True and complete copies of the written Listed Company Agreements and descriptions of oral Listed Company Agreements, if any, including in each case any amendment or supplement thereto, have been delivered to Parent. Each of the Listed Company Agreements is in full force and effect and constitutes the legal and binding obligation of the Company and/or the Company Subsidiaries party thereto and, to the knowledge of the Company and the Company Subsidiaries, constitutes the legal and binding obligation of the other parties thereto. There are no existing breaches or defaults by the Company or any Company Subsidiary or, to the knowledge of the Company or any Company Subsidiary, any other party to a Listed Company Agreement under any Listed Company Agreement and, to the knowledge of the Company or any Company Subsidiary, no event has occurred which, with the passage of time or the giving of notice or both, could reasonably be expected to constitute such a breach or default. The agreement referenced in
Section 4.13(z) of the Company Disclosure Schedule is terminable without penalty by the Company Subsidiary party thereto effective as of September 30, 2004 in accordance with its terms.

          Section 4.14  REAL AND PERSONAL PROPERTY. (a) Except as disclosed in
Section 4.14(a) of the Company Disclosure Schedule, each of the Company and the Company Subsidiaries has good and marketable title to, or valid leasehold interests in, all its properties and assets, free and clear of all Encumbrances.

               (b) Each of the Company and the Company Subsidiaries is in compliance in all material respects with the terms of all Leases. Each of the Company and the Company Subsidiaries enjoys peaceful and undisturbed possession under all Real Property Leases.

               (c) Section 4.14(c) of the Company Disclosure Schedule sets forth (i) a true and complete list of all real property owned by the Company or any Company Subsidiary (collectively, "OWNED REAL PROPERTY") and (ii) a true and complete list of all real property leased by the Company or any Company Subsidiary pursuant to a Real Property Lease (collectively, the "LEASED REAL PROPERTY," and together with the Owned Real Property, the "REAL PROPERTY"). Except as disclosed in Section 4.14(c) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any lease, assignment or similar arrangement under which the Company or any Company Subsidiary is a lessor, sublessor, assignor or otherwise makes available for use by any third party any portion of the Real Property.

               (d) To the knowledge of the Company or any Company Subsidiary, the obligations of the Company or the Company Subsidiaries, as applicable, with regard to all applicable covenants, easements and restrictions encumbering the Real Property are being performed in a proper and timely manner by the Company and the Company Subsidiaries. Neither the Company nor the Company Subsidiaries are currently in default under any agreement, order, judgment or decree relating to the Real Property, and no conditions or circumstances exist which, with the giving of notice or passage of time, could constitute a default or breach with respect to the foregoing except for such defaults and conditions, if any, which could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

               (e) Except as disclosed in Section 4.14(e) of the Company Disclosure Schedule, (i) neither the Company nor any Company Subsidiary has received notice of any proceedings, claims or disputes, whether pending or threatened, affecting any Real Property, and (ii) neither the Company nor any Company Subsidiary has received notice in the past three years, or any notice which is currently unresolved, from any Governmental Entity having jurisdiction over any Real Property of any threatened suspension, modification or cancellation of certificates of occupancy or permits required under applicable law to occupy and use any Real Property as presently occupied or used. Neither the Company nor any Company Subsidiary has received notice of or become aware of any proposed special assessment which would affect the Real Property nor any notice of increased taxes, assessments or insurance premiums relating to the Real Property.

               (f) To the knowledge of the Company or any Company Subsidiary, the Real Property is zoned so as to permit the current use thereof, and the Company's and/or the Company Subsidiaries' use and operation of the Real Property as presently conducted is not dependent on a nonconforming use or other waiver from a Governmental Entity, the absence of which would materially limit the use of the Real Property or the operations thereon as presently conducted. The Company and the Company Subsidiaries have obtained all appropriate certificates of occupancy, licenses, permits, approvals, easements and rights of way, including proofs of dedication, required to use and operate the Real Property in the manner in which the Real Property is currently being used and operated.

               (g) There is free and uninterrupted ingress and egress to each parcel of Real Property from a public street, road or highway (which ingress and egress may in some cases be via an easement which is perpetual or, in the case of Leased Real Property, at least of a duration equal to the term of the applicable lease) suitable for the operation of business as presently conducted upon each parcel of such Real Property.

          Section 4.15 INTELLECTUAL PROPERTY. (a) As used herein, the term "INTELLECTUAL PROPERTY" means all: (i) U.S. or foreign trademarks, service marks, trade names, trade dress, Internet domain names, designs, logos, slogans and general intangibles of like nature, together with goodwill, registrations and applications for any of the foregoing (collectively, "TRADEMARKS"); (ii) issued patents, pending patent applications and patent disclosures and any divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof, and any U.S. or foreign counterparts claiming priority therefrom or related thereto (collectively, "PATENTS"); (iii) U.S. or foreign copyrights and mask works, including registrations and applications for any of the foregoing (collectively, "COPYRIGHTS"); (iv) computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code or object code form, databases and compilations, including any and all data and collections of data, all documentation, including user manuals and training materials, related to any of the foregoing and the content and information contained on any Internet web site (collectively, "SOFTWARE"); (v) trade secrets, confidential information, technology, know-how, research and development, data, drawings, plans, specifications, designs, inventions, processes, formulae, algorithms, models and methodologies (such proprietary items, collectively "TRADE SECRETS"); and (vi) any licenses granted to the Company or a Company Subsidiary to use any of the foregoing. "BUSINESS INTELLECTUAL PROPERTY" means the Intellectual Property used, or held for use, in the business of the Company or any Company Subsidiary as currently conducted, or as presently contemplated to be conducted.

               (b) Section 4.15(b) of the Company Disclosure Schedule sets forth, for all Intellectual Property owned by the Company or any Company Subsidiary, a complete and accurate list of all U.S., state and foreign: (i) Patents; (ii) registered or pending Trademarks and material unregistered trademarks and service marks; and (iii) registered or pending Copyrights and material unregistered Copyrights. The Company or a Company Subsidiary currently is listed in the records of the appropriate U.S., state or foreign agency as the sole owner of record for each application and registration listed on Section 4.15(b) of the Company Disclosure Schedule.

               (c) Section 4.15(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all Software which is owned by the Company or any Company Subsidiary ("PROPRIETARY SOFTWARE") and all material Software which is licensed, leased or otherwise used by the Company or any Company Subsidiary, and identifies which Software is owned, licensed, leased, or otherwise used, as the case may be.

               (d) Section 4.15(d) of the Company Disclosure Schedule sets forth a complete and accurate list of all material agreements granting or obtaining any right to use or practice any rights under any Business Intellectual Property, to

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

which the Company or any Company Subsidiary is a party or otherwise bound, as licensee or licensor thereunder, including license agreements, settlement agreements, orders, judgments and covenants not to sue (collectively, the "IP LICENSE AGREEMENTS").

               (e) Except as set forth in Section 4.15(e) of the Company Disclosure Schedule:

                    (i) the Company or a Company Subsidiary owns, or possesses adequate licenses or other legally enforceable rights to use for each of the Company and the Company Subsidiaries, all Business Intellectual Property, free and clear of all Encumbrances;

                    (ii) the Business Intellectual Property constitutes all Intellectual Property necessary to conduct the business of the Company and the Company Subsidiaries as currently conducted or as presently contemplated to be conducted, including any research and development work on products or Software started prior to the date hereof;

                    (iii) any Trademarks, Patents and Copyrights (x) owned by the Company or any Company Subsidiary, other than unregistered Trademarks which have not been used within the last two (2) years and are not planned to be used in the conduct of the business of the Company and the Company Subsidiaries as currently conducted or as presently contemplated to be conducted, or (y) set forth in Section 4.15(b) of the Company Disclosure Schedule, have been duly maintained, are valid and subsisting, in full force and effect and have not been cancelled, expired or abandoned;

                    (iv) no claims have been asserted, or, to the knowledge of the Company or any Company Subsidiary, threatened, by any Person against the Company or any Company Subsidiary related to the use of any Intellectual Property or challenging or questioning the ownership, validity or enforceability of any Business Intellectual Property, and neither the Company nor any Company Subsidiary has any knowledge of any basis for such a claim or challenge;

                    (v) to the knowledge of the Company or any Company Subsidiary, the use of the Business Intellectual Property in the conduct of the business of Company and the Company Subsidiaries, as currently conducted, or as presently contemplated to be conducted by the Company, does not infringe, misappropriate or otherwise violate any Intellectual Property rights of any Person;

                    (vi) to the knowledge of the Company or any Company Subsidiary, no third party is infringing, misappropriating or otherwise violating any Business Intellectual Property owned by the Company or any Company Subsidiary;

                    (vii) neither the Company nor any Company Subsidiary has licensed or sublicensed its rights in any Business Intellectual Property, or received or been granted any such rights, other than pursuant to the IP License Agreements;

                    (viii) the IP License Agreements are valid and binding obligations of the Company or a Company Subsidiary, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach thereof, or constitute a default by the Company or any Company Subsidiary or, to the knowledge of the Company or any Company Subsidiary, the other party thereto, under any such IP License Agreement;

                    (ix) the Company and the Company Subsidiaries take reasonable measures to protect the confidentiality of their respective Trade Secrets, including requiring employees, consultants and third parties having access thereto to execute written nondisclosure agreements. No Trade Secret of the Company or any Company Subsidiary has been disclosed or authorized to be disclosed to any third party other than pursuant to a written nondisclosure agreement that adequately protects the Company's and the Company Subsidiaries' proprietary interests in and to such Trade Secret;

                    (x) the consummation of the transactions contemplated hereby will not result in the loss or impairment of the Company's or any Company Subsidiary's rights to own or use any of the Business Intellectual Property, nor will such consummation require the consent of any third party in respect of any Intellectual Property;

                    (xi) all Proprietary Software set forth in Section 4.15(c) of the Company Disclosure Schedule, was either developed (a) by employees of the Company or a Company Subsidiary within the scope of their employment; (b) by independent contractors as "works-made-for-hire," as that term is defined under section 101 of the United States Copyright Act, 17 U.S.C. Section 101, pursuant to written agreement; or (c) by third parties who have assigned all of their rights therein to the Company pursuant to written agreement. No former or present employees, officers or directors of the Company or any Company Subsidiary retain any rights of ownership or use of the Proprietary Software, and no employees, consultants or third parties who have developed or participated in the development of the Proprietary Software have any claims to any moral rights therein;

                    (xii) the Software is free from any significant defect or programming or documentation error, operates and runs in a reasonable and efficient business manner, conforms to the stated specifications thereof, and, with respect to Proprietary Software, the applications can be recreated from their associated source codes; and

                    (xiii) neither the Company nor any Company Subsidiary has knowingly altered its data or any Software or supporting software which may, in turn, damage the integrity of the data stored in electronic, optical or magnetic or other form, and, to the knowledge of the Company or any Company Subsidiary, there are no worms, bugs, viruses or other disabling devices with respect to the Software.

          Section 4.16  RELATED PARTY TRANSACTIONS. Except as set forth in
Section 4.16(a) of the Company Disclosure Schedule, since September 30, 2001, there have been no transactions, agreements, arrangements or understandings between the Company or any Company Subsidiary, on the one hand, and their respective affiliates, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act. Except as set forth in Section 4.16(b) of the Company Disclosure Schedule, no officer or director of the Company or of any Company Subsidiary or, to the knowledge of the Company or any Company Subsidiary, any relative of any of the foregoing, owns, directly or indirectly, any interest in (excepting not more than one percent (1%) stock holdings for investment purposes in securities of publicly-held and traded companies) or is an officer, director, employee or consultant of any Person that is a competitor, lessor, lessee, customer or supplier of the Company or any Company Subsidiary; and no officer or director of the Company or of any Company Subsidiary or, to the knowledge of the Company or any Company Subsidiary, any relative of any of the foregoing (i) owns, directly or indirectly, in whole or in part, any Business Intellectual Property, (ii) has asserted any claim, charge, action or cause of action against the Company or any Company Subsidiary, except for immaterial claims for accrued vacation pay and accrued benefits under any Plans and, to the Company's or any

Company Subsidiary's knowledge, there is no basis for any such claims, charges, actions or causes of action, (iii) has made, on behalf of the Company or any Company Subsidiary, any payment or commitment to pay any commission, fee or other amount to, or to purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any other Person of which any officer or director of the Company or any Company Subsidiary, or, to the Company's or any Company Subsidiary's knowledge, any relative of any of the foregoing, is a partner or stockholder (except stock holdings solely for investment purposes in securities of publicly held and traded companies), (iv) owes any money to the Company or any Company Subsidiary (except for reimbursement of advances in the ordinary course of business consistent with past practice) or (v) has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company or any Company Subsidiary.

          Section 4.17 LABOR MATTERS. Except as set forth in Section 4.17 of the Company Disclosure Schedule:

               (a) There are no material controversies, grievances, or arbitrations pending, or, to the knowledge of the Company or any Company Subsidiary, threatened, between the Company or any Company Subsidiary, on the one hand, and any of their respective employees or labor organizations representing such employees, on the other hand. Since September 30, 2001, no union or other labor organization has conducted an organizing campaign or made a demand for recognition upon the Company or any Company Subsidiary or filed a representation petition with the National Labor Relations Board seeking to represent employees of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is a party to or bound by any Collective Bargaining Agreements, memoranda of understanding, or any other agreements with a union or other labor organization.

               (b) There are no material written personnel policies, rules or procedures applicable to the terms and conditions of employment of employees of the Company or any Company Subsidiary other than those listed on Section 4.17(b) of the Disclosure Schedule, true and correct copies of which have been previously made available to the Parent.

               (c) The Company and all Company Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, health and safety, and wages and hours, and are not engaged in any unfair labor practice.

               (d) There is no unfair labor practice charge, complaint or other allegation of labor law violation against the Company or any Company

Subsidiary pending before the National Labor Relations Board or any other Governmental Entity.

               (e) Since September 30, 2001, there has been no strike, slowdown, work stoppage or lockout at any facility of the Company or any Company Subsidiary and, to the knowledge of the Company or any Company Subsidiary, no such action is threatened against or affecting the Company or any Company Subsidiary.

               (f) Neither the Company nor any Company Subsidiary has received written notice of any actual or threatened investigation, charge, suit, complaint or other proceeding against the Company or any Company Subsidiary with respect to current or former employees, applicants for employment, or classes of the foregoing pending before the Equal Employment Opportunity Commission or any other Governmental Entity regarding an unlawful employment practice, breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

               (g) During the past six (6) months, (i) neither the Company nor any Company Subsidiary has effectuated a "plant closing" (as defined in the Worker Adjustment and Retraining Notification Act (the "WARN ACT")) affecting any site of employment or one or more facilities or operating units within any site of employment or facility, (ii) there has not occurred a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of either the Company or any Company Subsidiary, and (iii) neither the Company nor any Company Subsidiary has engaged in layoffs or employment terminations sufficient in number to trigger application of the WARN Act or any similar state, local or foreign law or regulation. No employee of the Company or any Company Subsidiary has suffered an "employment loss" (as defined in the WARN Act) during the past ninety (90) days.

          Section 4.18  COMPLIANCE WITH LAWS; PERMITS.

               (a) Except as set forth in Section 4.18(a) of the Company Disclosure Schedule, (i) the Company and the Company Subsidiaries have complied in a timely manner and in all material respects with all laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of all Governmental Entities which affect the business, properties or assets of the Company and the Company Subsidiaries and (ii) no notice, charge, claim, action or assertion has been received by the Company or any Company Subsidiary or has been filed, commenced or, to the knowledge of the Company or any Company Subsidiary, threatened against the Company or any Company Subsidiary alleging any violation of any of the foregoing.

               (b) The Company and each Company Subsidiary is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders from Governmental Entities (collectively, the "COMPANY PERMITS"), that are necessary to own, lease and operate its properties and to carry on its business as owned, leased, operated or carried on as of the date of this Agreement. The Company Permits are in full force and effect, and there is no action, proceeding or investigation pending or, to the knowledge of the Company or any Company Subsidiary, threatened regarding suspension or cancellation of the Company Permits.

          Section 4.19 ASSETS. The assets and properties of the Company and the Company Subsidiaries, considered as a whole, constitute all of the assets and properties which are utilized to conduct the business and operations of the Company and the Company Subsidiaries as presently conducted.

          Section 4.20 CUSTOMERS AND SUPPLIERS. Section 4.20 of the Company Disclosure Schedule sets forth a list of the ten largest customers and suppliers or groups of affiliated customers or suppliers of the Company and the Company Subsidiaries (based on 2003 annual consolidated revenues). Except as described in Section 4.20 of the Company Disclosure Schedule, since September 29, 2002, there has been no termination, cancellation or material curtailment of the business relationship of the Company or any Company Subsidiary with any such customer or supplier or group of affiliated customers or suppliers nor has any such customer or supplier or group of affiliated customers or suppliers threatened to so terminate, cancel or materially curtail such business relationships.

          Section 4.21 ENVIRONMENTAL MATTERS. (a) The following terms shall have the following meanings for the purposes of this Agreement:

                    (i) "ENVIRONMENTAL LAWS" shall mean all foreign, federal, state and local laws, regulations, rules and ordinances relating to pollution or protection of the environment or human health and safety, including laws, regulations, rules and ordinances relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport or handling of Hazardous Substances; all laws and regulations with regard to record-keeping, notification, disclosure and reporting requirements respecting Hazardous Substances; all laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources; and common law to the extent it relates to or applies to exposure to or impact of Hazardous Substances on persons or property.

                    (ii) "ENVIRONMENTAL CLAIM" shall mean any claim, action, cause of action, investigation or written notice by any person or entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Hazardous Substance at any location, whether or not owned or operated by the Company or any Company Subsidiary or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                    (iii) "HAZARDOUS SUBSTANCES" shall mean chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, radioactive materials, asbestos, petroleum and petroleum products that are subject to regulatory action in connection with any Environmental Law.

               (b) Except as set forth in Section 4.21 of the Company Disclosure Schedule:

                    (i) To the knowledge of the Company or any Company Subsidiary, the Company and each Company Subsidiary is in full compliance with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by the Company and each Company Subsidiary of all permits and governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Neither the Company nor any Company Subsidiary has received any written communication or, to the knowledge of the Company or any Company Subsidiary, oral communication whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any Company Subsidiary is not in such full compliance, and, to the knowledge of the Company or any Company Subsidiary there are no circumstances that may prevent or interfere with such full compliance in the future. All permits and other governmental authorizations currently held by the Company or any Company Subsidiary pursuant to the Environmental Laws are identified in
     Section 4.21(i) of the Company Disclosure Schedule.

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

     The Company has delivered to Parent all reports, assessments, investigations, studies, analytical results, audits, tests, sampling results and monitoring data relating to (1) the discharge, release or threatened release of Hazardous Substances by the Company or any Company Subsidiary or affecting any current or former properties of the Company or any Company Subsidiary, (2) relating to any Environmental Claim against the Company or any Company Subsidiary; or (3) otherwise relating to the Company's or any Company Subsidiaries' liability under or compliance with Environmental Laws, in each case, that are material and in the Company's or a Company Subsidiaries' possession or control.

                    (ii) There is no Environmental Claim pending or, to the knowledge of the Company or any Company Subsidiary, threatened against the Company or any of the Company Subsidiaries or, to the knowledge of the Company or any Company Subsidiary, against any person or entity whose liability for any Environmental Claim the Company or any of the Company Subsidiaries has or may have retained or assumed either contractually or by operation of law.

                    (iii) To the knowledge of the Company or any Company Subsidiary, there are no, past or present actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Hazardous Substance that could form the basis of any Environmental Claim against the Company or any of the Company Subsidiaries or, to the knowledge of the Company or any Company Subsidiary, against any person or entity whose liability for any Environmental Claim the Company or any of the Company Subsidiaries has or may have retained or assumed either contractually or by operation of law.

                    (iv) Without in any way limiting the generality of the foregoing, to the knowledge of the Company or any Company Subsidiary, (A) all on-site and off-site locations where the Company or any of the Company Subsidiaries has stored, disposed or arranged for the disposal of Hazardous Substances are identified in Section 4.21 of the Company Disclosure Schedule, (B) all underground storage tanks located on property owned, operated, or leased by the Company or any of the Company Subsidiaries are identified in Section 4.21 of the Company Disclosure Schedule, (C) except as set forth in Section 4.21 of the Company Disclosure Schedule, there is no asbestos contained in or forming part of any building, building component, structure or office space owned or leased by the Company or any of the Company Subsidiaries, and (D) except as set forth in Section
     4.21 of the Company Disclosure Schedule, no polychlorinated biphenyls (PCB's) are used or stored at any property owned or leased by the Company or any of the Company Subsidiaries, (E) except as set forth in Section 4.21 of the Company Disclosure Schedule, all underground storage tanks owned, operated, or leased by the Company or any of the Company Subsidiaries and which are subject to regulation under the federal Resource Conservation and Recovery Act (or equivalent state or local law regulating underground storage tanks) meet the technical standards prescribed at Title 40 Code of Federal Regulations Part 280 which became effective December 22, 1998 (or any applicable state or local law requirements which are more stringent than such technical standards or which became effective before such date).

                    (v) Neither the Company nor any Company Subsidiary has received any written request for information from any Person, including but not limited to any Governmental Entity, related to liability under or compliance with any applicable Environmental Law.

                    (vi) With respect to the real property that is currently owned, leased or operated by the Company or any Company Subsidiary, to the knowledge of the Company or any Company Subsidiary, there have been no spills, discharges or releases (as such term is defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42, U.S.C. 9601, et seq. ("CERCLA")) of Hazardous Substances or any other contaminant or pollutant on or underneath any of such real property that would require investigation or clean-up.

                    (vii) With respect to real property that was formerly owned, leased or operated by the Company or any Company Subsidiary, to the knowledge of the Company or any Company Subsidiary, there were no spills, discharges or releases (as such terms are defined by CERCLA) of Hazardous Substances or any other contaminant or pollutant on or underneath any of such real property by the Company or any Company Subsidiary during the Company's or any Company Subsidiary's ownership or operation of such real property that would require investigation or clean-up.

                    (viii) Neither the Company nor any Company Subsidiary has entered into any written agreement or incurred any material legal or monetary obligation to pay to, reimburse, guarantee, pledge, defend, indemnify or hold harmless any Person from or against any liabilities or costs arising out of or related to the generation, manufacture, use, transportation or disposal of Hazardous Substances, or otherwise arising in connection with or under Environmental Laws.

                    (ix) To the knowledge of the Company or any Company Subsidiary, neither the Company nor any Company Subsidiary has disposed or arranged for the disposal of Hazardous Substances (or any waste or substance containing Hazardous Substances) at any location that is: (i) listed on the Federal National Priorities List ("NPL") or identified on the Comprehensive Environmental Response, Compensation, and Liability Information System ("CERCLIS"), each established pursuant to CERCLA; (ii) listed on any state or foreign list of hazardous waste sites that is analogous to the NPL or CERCLIS; or (iii) has been subject to environmental investigation or remediation.

     The representations and warranties set forth in this Section 4.21 shall constitute the Company's only representations and warranties with respect to environmental matters; provided that the foregoing shall not limit in any way the representations and warranties set forth in Sections 4.9(b) or (c).

          Section 4.22 INSURANCE. Section 4.22 of the Company Disclosure Schedule contains an accurate and complete list of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Company and each Company Subsidiary. All such policies are in full force and effect, all premiums payable under such policies have been timely paid, the Company and the Company Subsidiaries are otherwise in full compliance with the terms and conditions of all such policies and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Company or any Company Subsidiary is a party; are valid, outstanding and enforceable policies; will remain in full force and effect through the respective dates set forth in Section 4.22 of the Company Disclosure Schedule without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated hereby. To the knowledge of the Company or any Company Subsidiary, there has been no threatened termination of, premium increase with respect to or material alteration of coverage under, any such policy. Section 4.22 of the Company Disclosure Schedule identifies all risks which the Company, the Company Board of Directors or the Company's officers have designated as being self-insured.

          Section 4.23 INFORMATION STATEMENT. The Information Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          Section 4.24 BROKERS. Except as set forth in Section 4.24 of the Company Disclosure Schedule, no broker, investment banker, financial advisor or other Person, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Company. True and correct copies of all agreements between the Company and any Person listed in Section
4.24 of the Company Disclosure Schedule, including any fee arrangements, have been delivered to Parent.

          Section 4.25 FULL DISCLOSURE. The Company has not failed to disclose to Parent or Merger Sub any facts material to the business, results of operations, assets, liabilities, financial condition or prospects of the Company or any Company Subsidiary. No representation or warranty by the Company contained in this Agreement and no statement contained in any document (including the Company Disclosure Schedule), certificate, or other writing furnished or to be furnished by the Company to Parent or Merger Sub or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

          Parent and Merger Sub represent and warrant to the Company as follows:

          Section 5.1 ORGANIZATION. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power to own, lease and operate its properties and to carry on its business as is now being conducted, except where the failure to be so organized and existing or to have such power, authority, and governmental approvals would not, individually or in the aggregate, impair in any material respect the ability of each of Parent and Merger Sub, as the case may be, to perform its obligations under this Agreement, or prevent or materially delay the consummation of any of the transactions contemplated hereby.

          Section 5.2 AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION. Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the boards of directors of each of Parent and Merger Sub; as the sole stockholder of Merger Sub, Parent has approved the Merger and adopted this Agreement; and no other corporate authority or approval on the part of Parent or Merger Sub is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due and valid authorization, execution and delivery hereof by the Company, is the valid and binding obligation of each of Parent and Merger Sub enforceable against each of them in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          Section 5.3 CONSENTS AND APPROVALS; NO VIOLATIONS. None of the execution, delivery or performance of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the transactions contemplated hereby, or compliance by Parent or Merger Sub with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Parent or Merger Sub, (b) require any material filing by Parent or Merger Sub with, or permit, authorization, consent or approval of, any Governmental Entity (except for (A) the filing of the Certificate of Merger pursuant to the DGCL and (B) any filings as may be required under the HSR Act), or (c) violate any material order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries, or any of their properties or assets, except in the case of clause
(b) or (c) such violations, breaches or defaults which would not, individually or in the aggregate, impair in any material respect the ability of each of Parent and Merger Sub to perform its obligations under this Agreement, as the case may be, or prevent or materially delay the consummation of any the transactions contemplated hereby.

          Section 5.4 BROKERS. No broker, investment banker, financial advisor or other Person (other than any such Person whose fees and expenses will be paid by Parent), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Parent or Merger Sub.

                                   ARTICLE VI

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

          Section 6.1 CONDUCT OF BUSINESS OF THE COMPANY. The Company covenants and agrees that, except (i) as expressly contemplated by this Agreement or (ii) as Parent may consent in writing, during the period from the date of this Agreement to the Effective Time:

               (a) the business of the Company and the Company Subsidiaries shall be conducted only in the ordinary course of business consistent with past practice, and each of the Company and the Company Subsidiaries shall use its reasonable best efforts to preserve its present business organization intact and maintain good relations with customers, suppliers, employees, contractors, distributors and others having business dealings with it;

               (b) neither the Company nor any Company Subsidiary shall, directly or indirectly, (i) except, with respect to the Company, (A) for the issuance of Class D Common Stock or Class A Common Stock, as applicable, upon exercise of the Options outstanding on the date hereof pursuant to the terms of such Options, (B) for the issuance of shares of Class C Common Stock upon exercise of any Warrant outstanding on the date hereof pursuant to the terms of such Warrant, (C) for the issuance of shares of Class A Common Stock upon conversion of Class B Common Stock outstanding on the date hereof pursuant to the Company's certificate of incorporation, and (D) for the issuance of shares of Class A Common Stock upon conversion of Class B Series 2 Preferred Stock outstanding on the date hereof pursuant to the Company's certificate of incorporation, issue, sell, transfer, dispose of, encumber or pledge any shares of capital stock of the Company or any capital stock of any Company Subsidiary,
(ii) amend its certificate of incorporation or by-laws or similar organizational documents or (iii) split, combine, sub-divide or reclassify any outstanding shares of its capital stock;

               (c) neither the Company nor any Company Subsidiary shall: (i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock, except (A) in the case of the Company, for quarterly dividends to the extent provided for in, and in an amount not to exceed that required by, the Company's certificate of incorporation with respect to the Exchangeable Preferred Stock; PROVIDED, HOWEVER, that the record date for any such dividend shall in no event be earlier than 10 days prior to the date on which such dividend is payable and (B) in the case of any direct or indirect wholly-owned

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

Company Subsidiary, for the payment of cash dividends or other cash distributions to the Company or another wholly-owned Company Subsidiary in the ordinary course of business consistent with the Company's current cash management procedures; (ii) issue, sell, transfer, dispose of, encumber or pledge any securities convertible into or exchangeable for, or options, warrants or rights of any kind to acquire, any shares of capital stock of the Company or any Company Subsidiary; or (iii) except, in the case of the Company to the extent required by Section 7.8 with respect to the Exchangeable Preferred Stock, redeem, purchase or otherwise acquire any shares of its capital stock;

               (d) neither the Company nor any Company Subsidiary, shall (i) acquire, sell, lease or dispose of any assets except (A) in the ordinary course of business consistent with past practice or (B) with respect to the sale of the assets set forth on Section 6.1(d) of the Company Disclosure Schedule in accordance with the terms of the purchase and sale agreements with respect to such assets as in effect on the date hereof or otherwise pursuant to purchase and sale agreements on terms and conditions (other than price) no less favorable to the Company than any purchase and sale agreement currently in effect on the date hereof with respect to any such assets; (ii) acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any equity interest therein; or (iii) enter into any material commitment or transaction;

               (e) except as required by law or by a Collective Bargaining Agreement, neither the Company nor any Company Subsidiary shall (i) change the compensation or benefits payable or to become payable to any of its officers, directors or employees (other than increases in wages in the ordinary course of business consistent with past practice to employees who are not officers, directors or affiliates); (ii) enter into or amend any employment, severance, consulting, termination or other agreement or employee benefit plan; or (iii) make any loans to any of its officers, directors, employees or affiliates or change its existing borrowing or lending arrangements for or on behalf of any of such persons pursuant to an employee benefit plan or otherwise;

               (f) except as required by law or by a Collective Bargaining Agreement, neither the Company nor any Company Subsidiary shall (i) pay or arrange for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee or affiliate or pay or make any arrangement for payment to any officers, directors, employees or affiliates of the Company of any amount relating to unused vacation days, except payments and accruals made in the ordinary course of business consistent with past practice; (ii) except as may be required pursuant to the terms of a plan, agreement or arrangement as in effect on the date hereof, adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any

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pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer or employee, whether past or present; or (iii) amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing;

               (g) neither the Company nor any Company Subsidiary will (i) in any material respect, modify, amend or terminate any of the Listed Company Agreements; (ii) waive, release or assign any material rights or claims under any of the Listed Company Agreements; or (iii) enter into any contracts, agreements, arrangements or understandings that would be required to be set forth in Section 4.13 of the Company Disclosure Schedule except for those contracts, agreements, arrangements or understandings which are (x) not material to the Company and (y) entered into in the ordinary course of business consistent with past practice;

               (h) neither the Company nor any Company Subsidiary will permit any material insurance policy naming it as a beneficiary or a loss payee to be cancelled or terminated without prior notice to Parent;

               (i) neither the Company nor any Company Subsidiary will (i) incur or assume any long-term indebtedness or any short-term indebtedness (except for indebtedness under Sweetheart Cup Company Inc.'s existing revolving credit agreement for working capital in the ordinary course of business consistent with past practice); (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except endorsements of negotiable instruments in the ordinary course of business consistent with past practice;
(iii) make any loans, advances or capital contributions to, or investments in, any other Person (excluding advances to employees for expenses in the ordinary course of business consistent with past practice); or (iv) mortgage or pledge any of its assets, tangible or intangible, or create any Encumbrance of any kind with respect to any such assets;

               (j) neither the Company nor any Company Subsidiary shall enter into or modify any Collective Bargaining Agreement or similar agreement or any successor Collective Bargaining Agreement to any Collective Bargaining Agreement;

               (k) the Company and each Company Subsidiary shall timely and properly file, or timely and properly file requests for extensions to file, all federal, state, local and foreign Tax Returns which are required to be filed, and pay or make provision for the payment of all Taxes owed by them;

                                       55
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               (l)  neither the Company nor any Company Subsidiary will (i)
change any of the accounting methods used by it except for such changes required by GAAP or (ii) make any material Tax election or change any Tax election already made, adopt any Tax accounting method, change any Tax accounting method, amend any Tax Return, enter into any closing agreement or settle any material claim or material assessment relating to Taxes or consent to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment;

               (m) except as provided in Section 6.1(o), neither the Company nor any Company Subsidiary will pay, discharge or satisfy any claims, liabilities or obligations (whether absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations reflected or reserved against in the Financial Statements as of September 28, 2003 or incurred in the ordinary course of business consistent with past practice since September 28, 2003;

               (n) neither the Company nor any Company Subsidiary will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary (other than, with respect to the Company, the Merger);

               (o) neither the Company nor any Company Subsidiary will (i) settle any action, suit, claim, litigation or other proceeding unless such settlement involves solely the payment of money, includes a full release of the Company and each Company Subsidiary from all liability in respect to such matter, and would not otherwise adversely affect the business, operations or assets of the Company or any Company Subsidiary, or (ii) enter into any consent decree, injunction or other similar restraint or form of equitable relief in settlement of any action, suit, claim, litigation or other proceeding;

               (p) neither the Company nor any Company Subsidiary will take, or agree in writing or otherwise to take, any action that would or is reasonably likely to result in any of the conditions set forth in Article VIII not being satisfied, or would make any representation or warranty of the Company contained herein inaccurate in any material respect at or prior to the Effective Time, or that would impair the ability of the Company to consummate the Merger in accordance with the terms hereof or delay such consummation;

               (q) neither the Company nor any Company Subsidiary shall make any capital expenditure which is not in all material respects in accordance with the annual budget for the fiscal year 2004, a true and correct copy of which has been delivered to Parent, provided, however, that the foregoing shall not prohibit the Company or any Company Subsidiary from responding to an emergency situation in

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a manner and to the extent necessary to stabilize such emergency situation to allow sufficient time to consult with Parent as to any required additional expenditures;

               (r) neither the Company nor any Company Subsidiary (i) shall allow any Intellectual Property owned or possessed by the Company or any Company Subsidiary to lapse, become abandoned, dedicated to the public or unenforceable except in the ordinary course of business consistent with past practice, or (ii) cease the use of any Trademarks included in the Business Intellectual Property or fail to maintain the level of quality associated with such Trademarks; and

               (s) neither the Company nor any Company Subsidiary will enter into any agreement, contract, commitment or arrangement to do any of the foregoing, or authorize, recommend, propose or announce an intention to do any of the foregoing.

          Section 6.2 NO SOLICITATION. The Company agrees that it shall immediately cease and cause to be terminated all existing discussions, negotiations and communications with any Persons with respect to any Acquisition Proposal and request the return of all information provided to any third party pursuant to a confidentiality agreement or otherwise in connection with such discussions, negotiations or communications. From the date of this Agreement until the earlier of termination of this Agreement or the Effective Time, the Company shall not and shall not authorize or permit its officers, directors, employees, investment bankers, attorneys, accountants, affiliates or other agents to directly or indirectly (i) initiate, solicit, encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or which may be reasonably likely to lead to an Acquisition Proposal or (ii) enter into any agreement with respect to any Acquisition Proposal, or (iii) in the event of an unsolicited Acquisition Proposal for the Company, engage in any negotiations or discussions with, or provide any information or data to, any Person (other than Parent or any of its affiliates or representatives) relating to any Acquisition Proposal. As used in this Agreement, "ACQUISITION PROPOSAL" means any tender or exchange offer involving the Company, any proposal for a merger, consolidation or other business combination involving the Company, or any proposal or offer to acquire in any manner an equity interest in, or a portion of the business or assets (other than sales of (A) inventory in ordinary course of business or (B) the assets set forth on Section 6.1(d) of the Company Disclosure Schedule in accordance with the terms of the purchase and sale agreements with respect to such assets as in effect on the date hereof or otherwise pursuant to purchase and sale agreements on terms and conditions (other than price) no less favorable to the Company than any purchase and sale agreement currently in effect on the date hereof with respect to any such assets) of, the Company or any Company Subsidiary, any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or any Company Subsidiary or any proposal or offer with respect to any other transaction

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

similar to any of the foregoing with respect to the Company or any Company Subsidiary, other than the Merger and the other transactions contemplated by this Agreement. The Company shall promptly notify Parent after receipt by the Company of any Acquisition Proposal or any inquiries indicating that any Person is considering making or wishes to make an Acquisition Proposal, identifying such Person and the terms thereof.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

          Section 7.1 INFORMATION STATEMENT. As promptly as practicable after the date hereof, in consultation with Parent, the Company shall prepare an information statement (together with any supplements or amendments thereto, the "INFORMATION STATEMENT") relating to the Merger, which shall contain the notices required pursuant to the DGCL in connection with the Merger and otherwise comply with all applicable laws, and cause the Information Statement to be mailed to its stockholders.

          Section 7.2   All Reasonable Efforts; Consents and Approvals.

               (a) Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated hereby. Each party agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

               (b) Each of Parent, Merger Sub and the Company shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall include, furnishing all information required under the HSR Act or any comparable laws of foreign jurisdictions and in connection with approvals of, filings with, and inquiries or requests from, any Governmental Entity); shall promptly cooperate with and furnish information to each other or their counsel in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the transactions contemplated hereby; and shall not take any action that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to Closing. Each of the Company, Parent and Merger Sub shall, and shall

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

cause its respective Subsidiaries to, take all reasonable actions necessary to obtain (and shall cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, Merger Sub, the Company or any of their respective Subsidiaries in connection with the transactions contemplated hereby or the taking of any action contemplated thereby or by this Agreement. Notwithstanding the foregoing, or any other covenant herein contained, in connection with the receipt of any necessary approvals under the HSR Act or any comparable laws of foreign jurisdictions, neither Parent nor the Company shall be required to divest or hold separate or otherwise take or commit to take any action that limits Parent's or the Company's freedom of action with respect to, or their ability to retain, the Company or any portions thereof or any of the businesses, product lines, properties or assets of the Company or Parent.

               (c) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated hereby. Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the transactions contemplated hereby unless otherwise prohibited by law. If any party hereto or affiliate thereof receives a request for additional information or documentary material from any such Government Entity with respect to the transactions contemplated hereby, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of permits (including environmental permits) are required as a result of the execution of this Agreement or consummation of the transactions contemplated hereby, the Company shall use all reasonable efforts to effect such transfers, amendments or modifications.

          Section 7.3 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent and Parent shall give prompt notice to the Company of any failure of the Company, Merger Sub or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 7.3 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the representations or warranties of the parties or the conditions to the obligations of the parties hereto.

          Section 7.4 ACCESS; CONFIDENTIALITY. From the date hereof until the Effective Time, upon reasonable notice and subject to the terms of the Confidential-

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ity Agreement, dated as of September 20, 2002, between Parent and the Company, as amended (the "CONFIDENTIALITY AGREEMENT"), the Company shall (and shall cause each Company Subsidiary to), upon reasonable prior notice, afford the officers, employees, accountants, counsel, financing sources and other representatives of Parent and Merger Sub, reasonable access during normal business hours to all of its employees, properties, books, contracts, commitments and records (including but not limited to Tax Returns). Without limitation as to the foregoing, until the Effective Time, the Company shall (and shall cause each Company Subsidiary to) afford Parent, Merger Sub and their respective representatives such access to any site located on Real Property as may be requested by Parent or Merger Sub for the purpose of conducting Phase I and/or Phase II environmental assessments. Parent shall indemnify and hold harmless the Company, the Company Subsidiaries and their respective officers, directors, employees and agents from and against any damage to persons or property occurring in the course of performing any such Phase I and/or Phase II environmental assessment and shall return the Real Property to the same condition as it was in prior to the commencement of the Phase I and/or Phase II environmental assessment. During the period from the date hereof until the Effective Time, the Company shall (and shall cause each of the Company Subsidiaries to) furnish promptly to Parent and Merger Sub (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or provided to or received from any security holders of the Company and (b) all other information concerning its business, properties and personnel as Parent or Merger Sub may reasonably request. All obligations of Parent and its representatives under the Confidentiality Agreement shall terminate at the Effective Time. Notwithstanding the foregoing, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and any facts that may be relevant to understanding the tax treatment of the transactions contemplated by this Agreement beginning on the earliest of
(i) the date of the public announcement of discussions relating to the transaction, (ii) the date of public announcement of the transaction, or (iii) the date of the execution of this Agreement, PROVIDED, HOWEVER, that no party (nor any employee, representative or other agent thereof) may disclose any other information that is not relevant to understanding the tax treatment and tax structure of the transaction (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could reasonably result in a violation of any applicable securities law.

          Section 7.5 PUBLICITY. Parent and the Company shall consult with the other and agree upon the initial press release with respect to the execution of this Agreement. Thereafter, except as may be required by law, neither the Company nor Parent, nor any of their respective affiliates, shall issue any press release or make any

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public statement with respect to the transactions contemplated by this Agreement without the prior approval of the other party.

          Section 7.6 INDEMNIFICATION. (a) Parent agrees that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers of the Company as provided in its certificate of incorporation or bylaws shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of six years following the Effective Time.

               (b) The Surviving Corporation shall use its reasonable best efforts to maintain the Company's existing officers' and directors' liability insurance ("D&O INSURANCE") for a period of not less than three years after the Effective Time; PROVIDED, HOWEVER, that the Surviving Corporation may substitute therefor policies of substantially equivalent coverage and amounts containing terms no less favorable to such former directors or officers; PROVIDED, FURTHER, that if the existing D&O Insurance expires or is terminated or cancelled during such period, then the Surviving Corporation shall use its reasonable best efforts to obtain substantially similar D&O Insurance.

          Section 7.7 TAKEOVER LAWS. If any "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to any of the transactions contemplated hereby or to the Company, then the Company and the Company Board of Directors shall take all action necessary to ensure that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated hereby.

          Section 7.8   EXCHANGEABLE PREFERRED STOCK.

               (a) In the event that the Merger has not been approved by the holders of the Exchangeable Preferred Stock in accordance with the Company's certificate of incorporation and the DGCL on or before January 9, 2004, then promptly after such date, the Company shall commence an offer (the "EXCHANGEABLE PREFERRED STOCK OFFER") to purchase for cash immediately prior to the Effective Time all of the Exchangeable Preferred Stock at a price equal to not less than the then applicable optional redemption price specified in the Company's certificate of incorporation as currently in effect, plus an amount equal to the dividends, whether or not earned or declared, accrued and unpaid thereon to the Effective Time (the "EXCHANGEABLE PREFERRED STOCK PURCHASE PRICE").

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

               (b) The Exchangeable Preferred Stock Offer (including the applicable amendments) shall be conducted in accordance with all applicable rules and regulations of the SEC and other applicable laws and shall be on terms reasonably determined by Parent (including the appointment of a dealer manager selected by Parent and reasonably acceptable to the Company), provided that the Company shall not be required to purchase the Exchangeable Preferred Stock pursuant to the Exchangeable Preferred Stock Offer unless all conditions to the consummation of the Merger have been satisfied or waived. From time to time after the date hereof, unless this Agreement shall have been terminated in accordance with its terms, the Company shall extend the Exchangeable Preferred Stock Offer until all conditions thereto have been satisfied or waived.

               (c) Each of Parent and the Company agrees to cooperate, and to cause its officers, employees, counsel and accountants to cooperate, and use all reasonable efforts to consummate the Exchangeable Preferred Stock Offer as soon as reasonably practicable following the date hereof, to comply in all material respects with all laws and regulations applicable thereto, to participate in solicitation activities relating to the foregoing and to prepare and, if necessary, execute all other documents in form and substance reasonably satisfactory to Parent, as may be necessary to consummate the Exchangeable Preferred Stock Offer. If at any time prior to the Effective Time any information relating to Parent or the Company, or any of their respective affiliates, officers or directors, should be discovered by Parent or the Company which should be set forth in an amendment or supplement to the documents mailed to holders in respect of the Exchangeable Preferred Stock Offer so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall promptly be prepared and disseminated to the holders of Exchangeable Preferred Stock.

          Section 7.9   NOTES.

               (a) The Company shall promptly take all action required to permit (i) a notice of redemption to be mailed to the holders of the 9 1/2% Senior Secured Notes (the "SENIOR SECURED NOTES") issued pursuant to the Indenture between Sweetheart Cup Company Inc., Sweetheart Holdings, Inc. and Wells Fargo Bank Minnesota, NA, as Trustee, dated as of December 16, 2003 (the "SENIOR SECURED NOTES INDENTURE") and (ii) the Senior Secured Notes Indenture to be satisfied and discharged in accordance with Article 12 thereof, in each case immediately prior to the Effective Time.

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               (b)  The Company shall promptly take all action required to permit (i) a notice of redemption to be mailed to the holders all of the 9 1/2% Senior Subordinated Notes (the "2007 NOTES" and together with the Senior Secured Notes, the "NOTES") issued pursuant to the Indenture, dated as of February 27, 1997, between Sweetheart Cup Company Inc., as successor to The Fonda Group, Inc. and The Bank of New York, as trustee, as amended (the "2007 NOTES INDENTURE") (the redemption date for such notes to be no earlier than March 1, 2004) and
(ii) the 2007 Notes to be defeased in accordance with the requirements for "Covenant Defeasance" (as defined in the 2007 Notes Indenture) or the 2007 Notes Indenture to be satisfied and discharged, in each case immediately prior to the Effective Time.

               (c) The Company shall consult with Parent with respect to each of the actions contemplated by this Section 7.9, and all such actions shall be undertaken in a manner and on such terms as may be reasonably requested by Parent; PROVIDED, HOWEVER, that any satisfaction or discharge of the 2007 Notes Indenture shall be on terms and conditions satisfactory to Parent in its sole and absolute discretion.

          Section 7.10 NEWCUP NOTES. The Company shall promptly take all action required to cause (a) all of the notes (the "NEWCUP NOTES") issued pursuant to the Note Purchase Agreement among Newcup, LLC, the Company, Jefferies & Company, Inc. and TCW/Crescent Mezzanine, L.L.C., dated as of January 25, 2002, as amended (the "NOTE PURCHASE AGREEMENT"), to be repurchased or redeemed by Newcup, LLC immediately prior to the Effective Time in accordance with the terms of the Note Purchase Agreement (the funds necessary to effect such redemption or repurchase to be obtained by the repurchase by the Company of the notes due 2008 (the "2008 NOTES") issued pursuant to the Indenture, dated as of March 13, 1998, between the Company and The Bank of New York, as trustee, as amended, held by Newcup LLC), (b) the Company and Cupcorp, Inc. to consummate the purchase of Newcup LLC pursuant to the Option Agreement between Cupcorp, Inc. and the Company, dated as of January 26, 2002 (the "NEWCUP OPTION AGREEMENT") immediately prior to the Effective Time such that as of the Effective Time, Newcup LLC shall be a wholly-owned subsidiary of the Company and (c) the Company and each Company Subsidiary to be released from any and all obligations under any agreement, arrangement or understanding related to the Newcup Notes or the Note Purchase Agreement, including the Guaranty Agreement between the Company, Jefferies & Company, Inc. and TCW/Crescent Mezzanine, L.L.C., dated as of January 25, 2002, as amended (the "GUARANTY AGREEMENT" and together with all such other agreements, arrangements and understandings, the "NEWCUP ARRANGEMENTS"), other than any obligations pursuant to Section 11 of the Note Purchase Agreement or Article 8 of the Guaranty Agreement. The Company shall consult with Parent with respect to each of the actions contemplated by this
Section 7.10, and all such actions

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shall be undertaken in a manner and on such terms as may be reasonably requested by Parent.

          Section 7.11 SUBORDINATED NOTE. The Company shall promptly take all action required to cause the 9 1/2% Subordinated Note (the "SUBORDINATED NOTE") issued pursuant to that certain Note Purchase Agreement between Sweetheart Cup Company Inc. and International Paper Company, dated as of December 8, 2003 (the "SUBORDINATED NOTE PURCHASE AGREEMENT"), to be repurchased or redeemed by Sweetheart Cup Company Inc. immediately prior to the Effective Time at an aggregate price equal to not less than 100% of the aggregate principal amount of the Subordinated Note plus accrued and unpaid interest thereon to the date of payment. The Company shall consult with Parent with respect to each of the actions contemplated by this Section 7.11, and all such actions shall be undertaken in a manner and on such terms as may be reasonably requested by Parent.

          Section 7.12 FINANCIAL STATEMENTS; FINANCING. During the period prior to the Effective Time, the Company shall provide to Parent consolidated monthly financial statements within 15 calendar days following the end of each fiscal month. Further, the Company shall provide, and shall cause the Company Subsidiaries and their respective representatives to provide all reasonable cooperation in connection with the arrangement of Parent's financing in connection with the transaction contemplated hereby, including (a) promptly providing to Parent's financing sources all material financial information in their possession with respect to the Company and the Company Subsidiaries reasonably requested by Parent, (b) causing the Company's senior officers and other representatives to be reasonably available to Parent's financing sources in connection with such financing, to reasonably participate in due diligence sessions and to reasonably participate in presentations related to the financing, including presentations to rating agencies, potential lenders and other investors, (c) reasonably assisting in the preparation of one or more appropriate offering documents, including, without limitation, delivering comfort letters, and reasonably assisting Parent's financing sources in preparing other appropriate marketing materials, in each case to be used in connection with Parent's financing and (d) cooperating in good faith with Parent's efforts to obtain, at its own costs and expense, (i) a title insurance policy (ALTA Owner's Title Insurance Policy - Form B), and a corresponding lender's title insurance policy, and all reasonably necessary endorsements with respect to the Real Property and (ii) such landlord and/or tenant estoppel certificates as Parent or Parent's potential lenders and other investors may reasonably request.

          Section 7.13  CERTAIN OTHER AGREEMENTS.

               (a) At or prior to the Effective Time, the Company shall pay in full all amounts to be paid by the Company pursuant to the letter agreements

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described in Section 7.13(a) of the Company Disclosure Schedule. Notwithstanding
anything to the contrary in such letter agreements, all amounts to be paid by the Company under such letter agreements shall be paid by the Company at or prior to the Effective Time, and as of the Effective Time, none of the Company or any of the Company Subsidiaries shall have any further obligations under such letter agreements.

               (b) The Company shall take all actions required such that all tax sharing, tax allocation and similar agreements, arrangements or understandings between or among the Company and/or any Company Subsidiaries shall be terminated prior to the Effective Time, and as of the Effective Time, none of the Company or any of the Company Subsidiaries shall have any further rights or obligations thereunder, including, without limitation, with respect to any periods prior to the Effective Time.

               (c) At or prior to the Effective Time, the Company shall pay in full all amounts to be paid by the Company or any Company Subsidiary pursuant to any charitable pledges made by or on behalf of the Company or any Company Subsidiary. The Company shall take all actions required such that at the Effective Time neither the Company nor any Company Subsidiary shall have any obligation under any charitable pledge or similar arrangement.

               (d) Promptly upon Parent's request, the Company shall take all actions necessary to permit Parent and its representatives to conduct a Phase II environmental assessment of the facility or facilities listed on Section 7.13(d) of the Company Disclosure Schedule (each, a "SHERWOOD FACILITY"); PROVIDED, HOWEVER, that if Parent undertakes such a Phase II environmental assessment of a Sherwood Facility, (i) neither the Company nor any Company Subsidiary shall be deemed to have knowledge of any findings set forth in any such definitive Phase II assessment for purposes of the representations and warranties set forth in
Section 4.21 as they relate to such Sherwood Facility and (ii) Parent may not assert the findings set forth in any such definitive Phase II assessment as the basis for a failure of the condition set forth in Section 8.3. Promptly upon Parent's request, the Company shall take such actions as Parent may request to assert any claims with respect to any environmental matters at the Sherwood Facility under that certain Stock Purchase Agreement, dated as of December 20, 1999, as amended, including setting off amounts otherwise owed by Sweetheart Cup Company pursuant to those certain Subordinated Convertible Notes, dated May 15, 2000.

               (e) If requested by Parent, the Company shall take all actions necessary to terminate the agreement set forth in Section 4.13(z) of the Company Disclosure Schedule in accordance with its terms.

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               (f)  Prior to the Effective Time, the Company shall take all necessary action to terminate in accordance with their terms the agreements set forth in Section 4.24 of the Company Disclosure Schedule as of the Effective Time, and all amounts payable by the Company under such agreements shall be paid in full by the Company at or prior to the Effective Time (including any fees due and payable upon termination of such agreements or payable as a result of this Agreement or the consummation of the Merger).

               (g) Within five business days after the date hereof, the Company shall deliver to Parent the audited consolidated balance sheets of the Company and its consolidated Subsidiaries as of September 28, 2003 and the related statements of operations and cash flows for the fiscal year ended September 28, 2003 (including the related notes) together with an unqualified report of the Company's independent auditors thereon.

                                  ARTICLE VIII

                                   CONDITIONS

          Section 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver, where permissible, at or prior to the Effective Time, of each of the following conditions:

               (a) No statute, law, rule or regulation shall be in effect or have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Merger, and there shall be no order or injunction of a court of competent jurisdiction in effect prohibiting consummation of the Merger; and

               (b) The applicable waiting period (and any extension thereof) under the HSR Act shall have expired or been terminated.

          Section 8.2 CONDITIONS TO THE COMPANY'S OBLIGATION TO EFFECT THE MERGER. The obligation of the Company to effect the Merger is subject to satisfaction or waiver (to the extent permitted by applicable law) at or prior to the Effective Time of each of the following conditions:

               (a) The representations and warranties of Parent and Merger Sub set forth herein (i) that are qualified as to materiality shall be true and correct both when made and at and as of the Effective Time, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), and (ii) that are not qualified as to materiality shall be true and correct both when made and at and as of the Effective Time, as if made at and as of such

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time (except to the extent expressly made as of an earlier date, in which case as of such date) in all material respects.

               (b) Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them at or prior to the Effective Time under this Agreement.

               (c) The Company shall have received a certificate, dated as of the Effective Time, signed by the president of Parent, to the effect that the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

               (d) Parent shall have executed and delivered the Retention Escrow Agreement.

          Section 8.3 CONDITIONS TO PARENT'S AND MERGER SUB'S OBLIGATIONS TO EFFECT THE MERGER. The obligation of each of Parent and Merger Sub to effect the Merger is subject to satisfaction or waiver (to the extent permitted by applicable law) at or prior to the Effective Time of each of the following conditions:

               (a) The representations and warranties of the Company set forth herein (i) that are qualified as to materiality shall be true and correct both when made and at and as of the Effective Time, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), and (ii) that are not qualified as to materiality shall be true and correct both when made and at and as of the Effective Time, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) in all material respects; PROVIDED, HOWEVER, that, for purposes of this Section 8.3 as it relates to the representations and warranties set forth in Section 4.21, (A) neither the Company nor any Company subsidiary shall be deemed to have knowledge of any matter to the extent identified in any environmental site assessment of any facility of the Company or Company Subsidiary conducted by Parent's representatives prior to the Effective Time unless such matter was known to the Company or any Company Subsidiary as of the date of this Agreement and (B) any events occurring after the date of this Agreement and prior to the Effective Time of which the Company or any Company Subsidiary has knowledge shall not constitute a breach or inaccuracy of such representations and warranties unless the aggregate amount of all costs of remediation associated with all such events could reasonably be expected to exceed $1 million, in which case, this condition shall be deemed to have not been satisfied. If this condition is deemed to have not been satisfied as a result of the foregoing clause (B), Parent's sole remedy shall be as provided in this Section 8.3.

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               (b)  The Company shall have performed in all material respects all obligations required to be performed by it at or prior to the Effective Time under this Agreement.

               (c) Parent shall have received a certificate, dated as of the Effective Time, signed by the chief executive officer or chief financial officer of the Company, to the effect that the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

               (d) There shall not be pending any action or proceeding by any Governmental Entity or any action or proceeding by any other Person before any court or Governmental Entity seeking (i) to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger or the other transactions contemplated by this Agreement or to obtain any damages or other remedy in connection with the Merger or the transactions contemplated by this Agreement, (ii) to restrain or prohibit Parent's (including its affiliates') ownership or operation of all or any portion of the business or assets of the Surviving Corporation or the Company, or to compel Parent or any of its affiliates to dispose of or hold separate all or any portion of the business or assets of the Surviving Corporation or the Company or (iii) to impose or confirm limitations on the ability of Parent or any of its affiliates to effectively control the business or operations of the Surviving Corporation or the Company, and no court, arbitrator or Governmental Entity shall have issued any judgment, order, decree or injunction, and there shall not be any statute, rule or regulation, that is likely, directly or indirectly, to result in any of the consequences referred to in the preceding clauses (i) through
(iii); PROVIDED, HOWEVER, that Parent and the Company shall use their reasonable best efforts to have any such judgment, order, decree or injunction vacated.

               (e) (i) the Company shall have mailed or caused to be mailed, in accordance with the requirements of the Senior Secured Notes Indenture, a notice of redemption to the holders of the Senior Secured Notes stating that the Senior Secured Notes are being redeemed pursuant to Section 3.07(a) of the Senior Secured Notes Indenture, the Senior Secured Notes Indenture shall have been satisfied and discharged in accordance with the requirements of Article 12 of the Senior Secured Notes Indenture (including the deposit with the trustee under the Senior Secured Notes Indenture of cash in U.S. dollars and/or noncallable government securities in an amount sufficient to pay the redemption price and interest on the Senior Secured Notes through the redemption date provided by Parent), and the Senior Secured Notes shall not have been revived or reinstated, and (ii) the Company shall have mailed or caused to be mailed, in accordance with the requirements of the 2007 Notes Indenture, a notice of redemption to the holders of the 2007 Notes stating that the 2007 Notes are being redeemed pursuant to Section 3.07(a) of the 2007 Notes Indenture, the 2007 Notes shall have been defeased in accordance with the

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requirements for "Covenant Defeasance" (as defined in the 2007 Notes Indenture)
set forth in Section 8.03 and Article VIII of the 2007 Notes Indenture or the 2007 Notes Indenture shall have been satisfied and discharged on terms and conditions satisfactory to Parent in its sole and absolute discretion (including the deposit with the trustee under the 2007 Notes Indenture of cash in U.S. dollars and/or noncallable government securities in an amount sufficient to pay the redemption price and interest on the 2007 Notes through the redemption date provided by Parent), and the 2007 Notes shall not have been revived or reinstated.

               (f) All the Newcup Notes shall have been repurchased or redeemed by Newcup with funds provided to the Company by Parent, Newcup shall not own any 2008 Notes, Newcup and Sweetheart Holdings, Inc. shall each be wholly-owned subsidiaries of the Company, and the Company and each Company Subsidiary shall have been released from their obligations under the Newcup Arrangements as provided in Section 7.10.

               (g) The Subordinated Note shall have been repurchased or redeemed by the Company with funds provided by Parent, and the Subordinated Note shall not be outstanding.

               (h) Since the date of this Agreement, there shall not have occurred any change, event, occurrence, development or circumstance which, individually or in the aggregate, has had, or could reasonably be expected to have, a Company Material Adverse Effect; PROVIDED, HOWEVER, that the loss of, or decrease in business with, any vendors or customers of the Company or any Company Subsidiary resulting from the public announcement of the transactions contemplated hereby shall be excluded from the determination of Company Material Adverse Effect for purposes of this Section 8.3(h).

               (i) The time period for exercising appraisal rights under the DGCL shall have expired, and the Dissenting Shares shall not represent more than 3% of the total number of outstanding shares of Common Stock.

               (j) Parent shall have obtained on terms and conditions satisfactory to Parent in its sole and absolute discretion all debt and equity financing necessary in order to consummate the transactions contemplated hereby and to refinance all of the Indebtedness of Parent and its Subsidiaries and all of the Indebtedness of the Company and the Company Subsidiaries.

               (k) All authorizations, consents, notifications and approvals required to be made or obtained prior to the Effective Time by each party hereto from any Governmental Entity or other Person in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated

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hereby shall have been made or obtained except for those, the failure of which to obtain could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

               (l)  All loans or other financing arrangements set forth on
Section 8.3(l) of the Company Disclosure Schedule shall have been repaid in full (or shall be repaid concurrently with the Closing), all agreements and arrangements set forth on Section 8.3(l) of the Company Disclosure Schedule shall have been terminated, and the Company and Company Subsidiaries shall have been released in full from any further obligations under any such loans, agreements or arrangements.

               (m) The Company shall have delivered to Parent (i) the opinion of Kramer Levin Naftalis & Frankel LLP, special counsel to Seller and (ii) the opinion of the Company's general counsel, in each case, dated as of the Closing Date, in a form and substance reasonably satisfactory to Parent and its counsel and Parent's financing sources and setting forth such matters as Parent and Parent's financing sources may reasonably request (such opinions to provide that Parent's financing sources may rely on such opinions as if the opinions were addressed to them).

               (n) The Stockholders' Representative shall have executed and delivered the Retention Escrow Agreement.

               (o) The Company shall have provided (or caused to be provided) to Parent a duly executed certificate, substantially in the form of Exhibit 8.3
(o) attached hereto, to the effect that Parent and Merger Sub are not required to withhold under Section 1445 of the Code from any of the consideration to be paid hereunder (a "FIRPTA CERTIFICATE"). Notwithstanding any provision of this Agreement to the contrary, if the Parent does not receive a FIRPTA Certificate prior to Closing, Parent may waive the condition to Closing set forth in this
Section 8.3(o) and withhold from consideration payable hereunder in accordance with the requirements of Section 1445 of the Code.

               (p) No registration statement filed by the Company or any Company Subsidiary under the Securities Act shall have been declared effective after the date hereof.

               (q) The Company shall have delivered to Parent the audited financial statements contemplated in Section 7.13(g) together with an unqualified report of the Company's independent auditors thereon, and such financial statements shall not differ in any material respect from the Financial Statements.

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               (r)  All of the equity interests in Emerald Lady shall have been transferred to Parent or a Subsidiary of Parent free and clear of all Encumbrances, any third-party guarantor of the Emerald Loan Agreement shall have been fully released from any such obligations, the representations and warranties set forth in Section 4.9(c) shall be true and correct in all respects both when made and at and as of the Effective Time, evidence that Emerald Lady has been fully released from all obligations except for those set forth on
Section 4.9(c)(iii) of the Company Disclosure Schedule shall have been delivered to Parent, and none of Parent, any Subsidiary of Parent, the Company or any Company Subsidiary shall have incurred any liability or obligation in connection with such transfer (other than Parent's or a Subsidiary of Parent's assumption of any third party guarantee of the Emerald Lady Loan Agreement), in each case, on terms and conditions satisfactory to Parent.

                                   ARTICLE IX

                                   TERMINATION

          Section 9.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding the adoption of this Agreement by the stockholders of the Company):

               (a)  by the mutual written consent of Parent and the Company;

               (b)  by either Parent or the Company if:

                    (i) a statute, law, rule or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Merger, or there shall be an order or injunction of a court of competent jurisdiction in effect prohibiting consummation of the Merger, and such order or injunction shall have become final and nonappealable; or

                    (ii) the Merger shall not have been consummated by March 14, 2004 (the "TERMINATION DATE"), PROVIDED that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement results in the failure of the Merger to occur on or before such date;

               (c)  by Parent if:

                    (i) any representation or warranty of the Company set forth herein (i) that is qualified as to materiality shall

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     not be true and correct both when made and at and as of the date of termination, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), or
     (ii) that is not qualified as to materiality shall not be true and correct both when made and at and as of the date of termination, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), in each case, in any material respect; PROVIDED that such failure to be true and correct is not cured, or is incapable of being cured, within 30 days after the receipt by the Company of written notice of such failure; or

                    (ii) the Company shall have failed to perform in any material respect any obligation required to be performed by it at or prior to the Effective Time under this Agreement, which failure to perform has not been cured within 30 days following receipt by the Company of notice of such failure to perform from Parent or Merger Sub;

               (d)  by the Company if:

                    (i) any representation or warranty of Parent or Merger Sub set forth herein (i) that is qualified as to materiality shall not be true and correct both when made and at and as of the date of termination, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), or (ii) that is not qualified as to materiality shall not be true and correct both when made and at and as of the date of termination, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), in each case, in any material respect; PROVIDED that such failure to be true and correct is not cured, or is incapable of being cured, within 30 days after the receipt by the Parent of written notice of such failure; or

                    (ii) Parent or Merger Sub shall have failed to perform in any material respect any obligation required to be performed by it at or prior to the Effective Time under this Agreement, which failure to perform has not been cured within 30 days following receipt by Parent of notice of such failure to perform from the Company.

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          Section 9.2   EFFECT OF TERMINATION.

               (a) In the event of the termination of this Agreement as provided in Section 9.1, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall forthwith become null and void (except for this Section 9.2 and Sections 11.4, 11.6, 11.7, 11.9 and 11.12 which shall survive such termination) and there shall be no liability on the part of Parent, Merger Sub or the Company, except (i) as set forth in this Section 9.2, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement. The Confidentiality Agreement shall survive any termination of this Agreement.

               (b) If (i) this Agreement is terminated by the Company pursuant to Section 9.1(b)(ii) and (ii) all of the conditions to Closing set forth in
Article VIII (other than (A) the condition set forth in Section 8.3(j) and (B) the conditions set forth in Sections 8.3(e), 8.3(f), 8.3(g), 8.3(l) and 8.3(m) but only to the extent that each such condition would otherwise have been satisfied as of the Termination Date assuming that funds sufficient to consummate the transactions contemplated by such condition were available to the Company) were satisfied or waived prior to the Termination Date, then as liquidated damages and in full and complete satisfaction of any and all claims by the Company or any of its affiliates arising out of, or in connection with, this Agreement or the transactions contemplated hereby, the Company shall be entitled to receive the Deposit. Upon termination of this Agreement in circumstances that entitle the Company to receive the Deposit pursuant to the first sentence of this Section 9.2(b), the Company and Parent shall promptly deliver to the Escrow Agent a written notice executed by both parties instructing the Escrow Agent to deliver the Deposit to the Company in accordance with the terms of the Deposit Escrow. Upon any other termination of this Agreement, the Company and Parent shall promptly deliver to the Escrow Agent a written notice executed by both parties instructing the Escrow Agent to return the Deposit to Parent in accordance with the terms of the Deposit Escrow,

                                    ARTICLE X

                                 INDEMNIFICATION

          Section 10.1  INDEMNIFICATION.

               (a) Parent and the Surviving Corporation and their respective officers, directors, agents and affiliates shall be entitled to indemnification (but only to the extent of the Deferred Payment Retention) against any and all losses, liabilities, damages, deficiencies, claims, Taxes, costs and expenses after taking into account on a net, after tax basis, any tax benefits relating thereto that are actually utilized by them in the year, suffered, sustained, or incurred (collectively, "LOSSES")

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that they may suffer, sustain, incur or become subject to arising out of, in connection with or due to (i) any inaccuracy of any representation or breach of any warranty of the Company contained in this Agreement (other than an inaccuracy of any representation or a breach of any warranty set forth in
Section 4.12 solely as such inaccuracy or breach relates to federal income tax matters) without giving effect to any "materiality," "Company Material Adverse Effect," "Company Material Adverse Change" or similar qualifier contained therein and (ii) any breach by the Company of any of its covenants and agreements contained in this Agreement. The term "LOSSES" shall include interest, penalties, fees and reasonable professional fees and expenses incurred in connection with any of the foregoing and in investigating (in response to a claim) and seeking indemnification pursuant to this Article X. Except in the case of claims for fraud, from and after the Closing, the sole remedy with respect to claims for indemnification under this Article X shall be against the Deferred Payment Retention.

               (b) No indemnification shall be available under Section 10.1(a)(i) unless and until the aggregate amount of all Losses under Section 10.1(a)(i) exceeds $2 million, in which case, indemnification shall be available for all Losses arising thereafter; provided that such limitation shall not apply to any breach of the representations and warranties contained in Sections 4.1, 4.3, 4.4, 4.6, 4.9(b), 4.9(c), 4.14(a), 4.16 or 4.25 hereof or any fraudulent breach of any representation or warranty.

               (c) The right to indemnification based on representations, warranties, covenants and obligations in this Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Effective Time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification based on such representations, warranties, covenants and obligations. Notwithstanding the foregoing, no indemnification shall be available hereunder for (i) any Losses arising out of, or relating to, any matter first identified in any environmental site assessment of any facility of the Company or Company Subsidiary conducted by Parent's representatives after the date of this Agreement unless such matter was known to the Company or any Company Subsidiary as of the date of this Agreement or (ii) if the condition in Section 8.3(a) is deemed to have not been satisfied as a result of clause (B) of the proviso to such Section 8.3(a) and such condition is waived by Parent, any remediation costs arising out of, or relating to, any events occurring after the date of this Agreement and prior to the Effective Time that would otherwise constitute a breach of the representations and warranties set forth in Section 4.21 but for clause (B) of the proviso to Section 8.3(a).

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               (d)  The representations and warranties of the Company contained in this Agreement shall survive the Effective Time and shall expire on the date that is two years after the Effective Time; PROVIDED, HOWEVER, that if, at any time prior to expiration of the applicable representation and warranty, any Indemnified Party delivers to the Stockholders' Representative and the Escrow Agent a written notice as provided in Section 10.2(a) alleging the existence of an inaccuracy in or a breach of such representation and warranty and asserting a claim for recovery under Section 10.1 based on such alleged inaccuracy or breach, then the representation or warranty underlying the claim asserted in such notice shall survive until such time as such claim is fully and finally resolved. The date on which the last representation and warranty of the Company expires in accordance with the preceding sentence and all adjustments to the Deferred Payment Retention with respect to any claims related to such representation and warranty are completed in accordance with Section 10.2 is referred to herein as the "INDEMNITY TERMINATION DATE." All representations and warranties made by Parent and Merger Sub shall terminate and expire at the Effective Time.

          Section 10.2  ADJUSTMENT TO DEFERRED PAYMENT RETENTION.

               (a) In order to seek indemnification under Section 10.1, the Person seeking indemnification hereunder (the "INDEMNIFIED PARTY") shall deliver to the Stockholders' Representative and the Escrow Agent a claim notice (a "CLAIM NOTICE") stating in reasonable detail the basis for such claim and the calculation of the Losses with respect to such claim.

               (b) Within 30 days after delivery of a Claim Notice, the Stockholders' Representative shall deliver to the Indemnified Party a response, in which the Stockholders' Representative shall: (i) agree that the Indemnified Party is entitled to receive all of the amount claimed in the Claim Notice (in which case, the Stockholders' Representative and Parent shall deliver to the Escrow Agent, within two days following the delivery of the response, a written notice executed by both parties instructing the Escrow Agent to pay such full amount to the Indemnified Party from the Deferred Payment Retention), (ii) agree that the Indemnified Party is entitled to receive a portion of the amount claimed in the Claim Notice (in which case, the Stockholders' Representative and Parent shall deliver to the Escrow Agent, within two days following the delivery of the response, a written notice executed by both parties instructing the Escrow Agent to pay such amount to the Indemnified Party from the Deferred Payment Retention), or (iii) dispute that the Indemnified Party is entitled to receive any of the amount claimed in the Claim Notice.

               (c) During the 30-day period following the delivery of a response under sections 10.2(b)(ii) or 10.2(b)(iii) above, the Stockholders' Representative and the Indemnified Party shall attempt to resolve the dispute. If the dispute is

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not resolved within such 30-day period, at the request of either the
Stockholders' Representative or the Indemnified Party the dispute shall be submitted to binding arbitration as the sole method of resolution of such dispute. Within two days of the resolution of the dispute (whether by mutual agreement or arbitration), a written notice executed by the Stockholders' Representative and Parent (or the final decision and award of the Arbitral Tribunal) shall be delivered to the Escrow Agent instructing the Escrow Agent as to what (if any) payment is to be made to Parent from the Deferred Payment Retention (which notice shall be consistent with the terms of the resolution of the dispute).

               (d) If, as set forth in Section 10.2(c), any dispute is submitted to binding arbitration, the arbitration shall be conducted (i) by a single arbitrator agreed on by the Stockholders' Representative and the Indemnified party within fifteen days of the commencement of the arbitration, or
(ii) in the absence of such agreement, by three arbitrators one appointed by each of Stockholders' Representative and the Indemnified Party within thirty days of the commencement of the arbitration and the third appointed by the two party appointed arbitrators within fifteen days of the appointment of the second arbitrator (or in default of such timely appointment, by the American Arbitration Association ("AAA")) (the arbitrator agreed on in accordance with clause (i) or the three arbitrators appointed in accordance with clause (ii) being referred to herein as the "ARBITRAL TRIBUNAL") in accordance with the Commercial Arbitration Rules ("COMMERCIAL RULES") of the AAA then in effect and the following provisions:

                    (i) In the event of any conflict between the Commercial Rules and the provisions of this Agreement, the provisions of this Agreement shall prevail and be controlling.

                    (ii) The arbitration shall be held and the award shall be rendered in Chicago, Illinois.

                    (iii) Not later than 30 days after the conclusion of the arbitration hearing, the Arbitral Tribunal shall prepare and distribute to the parties a writing setting forth the arbitral award and the Arbitral Tribunal's reasons therefor. Any award rendered by the Arbitral Tribunal shall be final, conclusive and binding upon the parties, and judgment thereon may be entered and enforced in any court of competent jurisdiction.

                    (iv) The Arbitral Tribunal shall have no power or authority, under the Commercial Rules or otherwise, to (x) modify or disregard any provision of this Agreement, including the provisions

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     of this Section 10.2, or (y) address or resolve any issue not submitted by the parties.

                    (v) In connection with any arbitration proceeding pursuant to this Agreement, each party shall bear its own costs and expenses, without any right to indemnification with respect thereto, except that the fees and costs of the AAA and the Arbitral Tribunal, the costs and expenses of obtaining the facility where the arbitration hearing is held, and such other costs and expenses as the Arbitral Tribunal may determine to be directly related to the conduct of the arbitration and appropriately borne jointly by the parties (which shall not include any party's attorneys' fees or costs, witness fees (if any), costs of investigation and similar expenses) shall be paid as follows, without any right to indemnification with respect thereto: 50% of such fees and expenses shall be paid by Parent and the remaining 50% of such fees and expenses shall be deducted from the Deferred Payment Retention; provided, that the Arbitral Tribunal, in its sole discretion, shall have the right to assess costs and expenses against either the Indemnifying Party or the Indemnified Party if it determines that such party has acted frivolously.

                                   ARTICLE XI

                                  MISCELLANEOUS

          Section 11.1  STOCKHOLDERS' REPRESENTATIVE.

               (a) The stockholders of the Company, by adopting this Agreement and the transactions contemplated hereby, hereby irrevocably appoint Dennis Mehiel as their agent and attorney-in-fact for purposes of Article X, Sections
3.9 and 3.10 and the Retention Escrow Agreement (the "STOCKHOLDERS' REPRESENTATIVE"), and consent to the taking by the Stockholders' Representative of any and all actions and the making of any decisions required or permitted to be taken by him under this Agreement and the Retention Escrow Agreement. Parent shall be entitled to deal exclusively with the Stockholders' Representative on all matters relating to Article X, Sections 3.9 and 3.10 and the Retention Escrow Agreement. If the Stockholders' Representative shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Company stockholders, then Tom Uleau shall, within ten days after a request by the Parent, appoint a successor representative reasonably satisfactory to Parent. Any such successor shall become the "Stockholders' Representative" for purposes of this Section 11.1, Sections 3.9 and 3.10, Article X and the Retention Escrow Agreement. If for any reason there is no Stockholders'

Representative at any time, all references herein to the Stockholders' Representative shall be deemed to refer to Tom Uleau.

               (b) The reasonable expenses incurred by the Stockholders' Representative while acting on behalf of the Company stockholders under the authorization granted in this Section 11.1 (including up to $5,000 per month for up to six months for fees payable to an assistant selected by the Stockholders' Representative) shall be payable out of the Deferred Payment Retention; provided, however, that the aggregate amount of all such payments to the Stockholders' Representative pursuant to this Section 11.1(b) shall not exceed $100,000.

          Section 11.2 AMENDMENT AND MODIFICATION. Subject to applicable law and as otherwise provided in the Agreement, this Agreement may be amended, modified and supplemented in any and all respects by written agreement of the parties hereto, by action taken by their respective boards of directors, but, no amendment shall be made which by law requires further approval by the stockholders of the Company without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          Section 11.3 EXPENSES. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses (with all such fees, costs and expenses incurred by the Company to be paid in full by the Company at or prior to the Effective Time or to be fully accrued on the Estimated Working Capital Statement).

          Section 11.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service, such as Federal Express (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)  if to Parent or Merger Sub, to:

                    Solo Cup Company
                    1700 Old Deerfield Road
                    Highland Park, Illinois 60035
                    Facsimile: (847) 831-5849
                    Attention: Ronald Whaley
                               Chief Operating Officer
                    with a copy to:

                    Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                    Chicago, Illinois 60606
                    Facsimile: (312) 407-0411
                    Attention: Brian W. Duwe

                    and

               (b)  if to the Company, to:

                    SF Holdings Group, Inc.
                    115 Stevens Avenue
                    Valhalla, New York 10595
                    Facsimile: (914) 747-9293
                    Attention: Dennis Mehiel
                               Chairman and Chief Executive Officer

                    with a copy to:

                    Kramer Levin Naftalis & Frankel LLP
                    919 Third Avenue
                    New York, New York 10022
                    Facsimile: 212-715-8000
                    Attention: Michael S. Nelson

               (c)  if to the Stockholders' Representative, to:

                    Dennis Mehiel
                    115 Stevens Avenue
                    Valhalla, New York 10595
                    Facsimile: (914) 747-9293

                    with copy to:

                    Harvey L. Friedman
                    115 Stevens Avenue
                    Valhalla, New York 10595
                    Facsimile: (914) 747-9293

          Section 11.5 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the term "affiliates" shall have the meaning set forth in Rule 12b-2 of the Exchange Act. The words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          Section 11.6 JURISDICTION. Except as provided in Section 10.2, each of Parent, Merger Sub and the Company hereby expressly and irrevocably submits to the exclusive personal jurisdiction of the United States District Court for Delaware and to the jurisdiction of any other competent court of the State of Delaware (collectively, the "DELAWARE COURTS"), preserving, however, all rights of removal to such federal court under 28 U.S.C. Section 1441, in connection with all disputes arising out of or in connection with this Agreement or the transactions contemplated hereby and agrees not to commence any litigation relating thereto except in such courts. Each such party hereby waives the right to any other jurisdiction or venue for any litigation arising out of or in connection with this Agreement or the transactions contemplated hereby to which any of them may be entitled by reason of its present or future domicile. Notwithstanding the foregoing, each such party agrees that each of the other parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by the Delaware Courts in any other court or jurisdiction.

          Section 11.7 SERVICE OF PROCESS. Each of Parent, Merger Sub and the Company irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 11.6 in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to
Section 11.4. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

          Section 11.8 SPECIFIC PERFORMANCE. Each of Parent, Merger Sub and the Company acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement.

          Section 11.9 COUNTERPARTS. This Agreement may be executed manually or by facsimile by the parties hereto, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties and delivered to the other parties.

          Section 11.10 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the Confidentiality Agreement and the Deposit Escrow Agreement:

               (a) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, including, without limitation, that certain Letter of Intent, by and between Parent and the Company, dated as of September, 9, 2003, among the parties or any of them with respect to the subject matter hereof and thereof (provided that the provisions of this Agreement shall supersede any conflicting provisions of the Confidentiality Agreement), and

               (b) except as provided in Section 7.6 and Article X, are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

          Section 11.11 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          Section 11.12 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

          Section 11.13 HEADINGS. Headings of the Articles and Sections of this Agreement, the Table of Contents and the Index of Defined Terms are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

          Section 11.14 WAIVERS. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

          Section 11.15 ASSIGNMENT. This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that (i) Merger Sub may assign any or all of its rights, interests and obligations hereunder to one or more direct or indirect wholly-owned Subsidiaries of Parent, or a combination thereof and (ii) Parent and Merger Sub may assign any or all of its rights, interests and obligations hereunder to any of its financing sources. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and permitted assigns.

          IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                         SOLO CUP COMPANY


                                         By      /s/ Ronald L. Whaley
                                           -------------------------------------
                                          Name:  Ronald L. Whaley
                                          Title: COO/CFO


                                         SOLO ACQUISITION CORP.


                                         By      /s/ Ronald L. Whaley
                                           -------------------------------------
                                          Name:  Ronald L. Whaley
                                          Title:


                                         SF HOLDINGS GROUP, INC.


                                         By      /s/ Dennis Mehiel
                                           -------------------------------------
                                          Name:  Dennis Mehiel
                                          Title: Chairman of the Board and
                                                 Chief Executive Officer

                                                                     EXHIBIT 2.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             SF HOLDINGS GROUP, INC.

          FIRST: The name of the Corporation is SF Holdings Group, Inc. (hereinafter the "Corporation").

          SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is Corporation Service Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 100 shares of Common Stock, each having a par value of one penny ($.01).

          FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

          (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

          (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director,

                                      2.1-1
except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

          SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

          SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                      2.1-2

                                                                  EXHIBIT 3.4(d)

                               CERTAIN DEFINITIONS
         (Capitalized terms used but not defined on this Exhibit 3.4(d)
        shall have the meanings ascribed to them in the Merger Agreement)

     C = The number of shares of Common Stock outstanding immediately prior to the Effective Time

     CP= The aggregate number of shares of Common Stock issuable upon conversion of all shares of Class B Series 2 Preferred Stock outstanding immediately prior to the Effective Time

     CW = The aggregate number of shares of Common Stock issuable upon exercise of W

     W =            All Warrants outstanding immediately prior to the Effective
                    Time

     EW =           The aggregate exercise price of W

     AAMC =         The Adjusted Aggregate Merger Consideration

     CO(1) = The aggregate number of shares of Common Stock issuable upon exercise of O SUB(1)

     O(1) = All Options, if any, whether vested or exercisable, whose exercise price is less than Reference Price SUB(1)

     EO(1) =        The aggregate exercise price of O SUB(1)

     CO(2) = The aggregate number of shares of Common Stock issuable upon exercise of O SUB(2)

     O(2) = All Options, if any, whether vested or exercisable, whose exercise price is less than Reference Price SUB(2)

     EO(2) =        The aggregate exercise price of O SUB(2)

     CO(3) = The aggregate number of shares of Common Stock issuable upon exercise of O SUB(3)

                                    3.4(d)-1

     O(3) = All Options, if any, whether vested or exercisable, whose exercise price is less than Reference Price SUB(3)

     EO(3) =        The aggregate exercise price of O SUB(3)

     CO(4) = The aggregate number of shares of Common Stock issuable upon exercise of O SUB(4)

     O(4) = All Options, if any, whether vested or exercisable, whose exercise price is less than Reference Price SUB(4)

     EO(4)=         The aggregate exercise price of O SUB(4)


                                       AAMC+EW
     Reference Price (1) =             -------
                                       C+CP+CW


                                 AAMC + EW + E0 SUB(1)
     Reference Price (2) =       ---------------------
                                   C+CP+CW+CO SUB(1)


                                 AAMC + EW + E0 SUB(2)
     Reference Price (3) =       ---------------------
                                   C+CP+CW+CO SUB(2)


                                 AAMC + EW + E0 SUB(3)
     Reference Price (4) =       ---------------------
                                   C+CP+CW+CO SUB(3)


                                 AAMC + EW + E0 SUB(4)
     Reference Price (5) =       ---------------------
                                   C+CP+CW+CO SUB(4)

                                    3.4(d)-2

                                                               EXHIBIT 3.8(c)(i)

SF HOLDINGS GROUP, INC.
NET WORKING CAPITAL
AS OF MARCH 30, 2003
($ IN THOU)

                                                             AS OF
                                                           MARCH 2003
                                                          ------------
WORKING CAPITAL (1)
 Cash and cash equivalents                                $      6,454
 Accounts Receivable                                           150,407
 Due from affiliates                                             1,323
 Inventories                                                   216,460
 Deferred income taxes                                          21,446
 Assets held for sale                                            7,428
 Other current assets                                           30,392
                                                          ------------
  Total current assets                                         433,910
                                                          ------------

 Accounts payable                                              104,889
 Accrued payroll and related costs                              39,382
 Other current liabilities                                      36,639
 Current portion of deferred gain on sale of assets             10,100
                                                          ------------
  Total current liabilities                                    191,010
                                                          ------------
NET WORKING CAPITAL                                       $    242,900
                                                          ============

(1) - Net Working capital calculation does not include current portion of long term debt.

                                   3.8(c)(i)-1

                                                                  EXHIBIT 8.3(o)
                                                            (FIRPTA CERTIFICATE)

                             SF HOLDINGS GROUP, INC.

                                    AFFIDAVIT

          In connection with the acquisition by Solo Cup Company ("Parent") of all of stock of SF Holdings Group, Inc. (the "Company"), the undersigned hereby certifies the following on behalf of the Company:

          The Company's address is ________________________________.

          The Company's U.S. Employer Identification Number is_________________
_____________________________________.

          At present and during the five-year period ending on the date of the acquisition by Parent of the common stock of the Company, the fair market value of the Company's United States real property interests has always equaled less than fifty percent of the sum of the fair market values of (i) the Company's United States real property interests, (ii) the Company's interests in real property located outside the United States, and (iii) any of the Company's other assets that have been used or held for use in a trade or business. Therefore, the Company is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended) during the five-year period ending on the date of the acquisition by Parent of the common stock of the Company.

          The Company understands that this certification may be disclosed to the Internal Revenue Service by Parent, as transferee, and that any false statement contained herein could be punished by fine, imprisonment, or both.

          Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Company.

Dated as of _______________



                                                --------------------------------
                                                Name:
Title:

                                    8.3(o)-1

Pursuant to Item 601(b)(2) of Regulation S-K, the following schedules to the Agreement and Plan of Merger have been omitted from this Exhibit 2.1:

Section 4.1           Company Jurisdiction
Section 4.2(a)        Subsidiaries
Section 4.2(b)        Subsidiary Jurisdictions
Section 4.3(a)        Stock and Stockholders
Section 4.3(b)        Other Equity Interests
Section 4.3(c)        Options
Section 4.3(d)        Voting Arrangements
Section 4.3(e)        Dividends or Distributions
Section 4.6(iii)      Consents and Approvals; No Violations
Section 4.8           Absence of Certain Changes
Section 4.9(a)(i)     Undisclosed Liabilities
Section 4.9(a)(ii)    Indebtedness
Section 4.9(c)(i)     Emerald Lady
Section 4.9(c)(ii)    Aircraft
Section 4.9(c)(iii)   Emerald Lady Payment Obligations
Section 4.10          Litigation
Section 4.11(a)       Employee Benefit Plans
Section 4.11(c)       ERISA Liabilities
Section 4.11(e)       Title IV Plans
Section 4.11(f)       ERISA Accumulated Funding Deficiencies
Section 4.11(g)       Changes in Employee Coverage
Section 4.11(h)       Multiemployer Plans
Section 4.11(l)       Extended Plan Coverage
Section 4.11(m)       Amounts Not Deductible Under Plans
Section 4.11(n)       Severance Pay; Compensation
Section 4.11(q)       Foreign Plans
Section 4.12          Taxes
Section 4.13          Contracts
Section 4.13(z)       Box USA
Section 4.14(a)       Interests in Real and Personal Property
Section 4.14(c)       Owned and Leased Real Property
Section 4.14(e)       Claims on Real Property
Section 4.15(b)       Intellectual Property
Section 4.15(c)       Software
Section 4.15(d)       Intellectual Property License Agreements
Section 4.15(e)       Intellectual Property Matters
Section 4.16(a)       Related Party Transactions
Section 4.16(b)       Interests of Officers and Directors and Relatives
Section 4.17          Labor Matters


Section 4.17(b)       Personnel Policies
Section 4.18(a)       Compliance with Laws
Section 4.20          Customers; Suppliers
Section 4.21          Environmental
Section 4.21(i)       Environmental Permits
Section 4.22          Insurance
Section 4.24          Brokers
Section 6.1(d)        Sale of Assets
Section 7.13(a)       Certain Other Agreements
Section 7.13(d)       Sherwood Facilities
Section 8.3(l)        Loans and Other Financing Arrangements; Related Party
                      Arrangements

Solo Cup Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.